Exhibit 10.1

EXECUTION COPY

MASTER REPURCHASE AGREEMENT

Dated as of April 2, 2007

Between:

BEAR, STEARNS INTERNATIONAL LIMITED

and

AMERICAN MORTGAGE ACCEPTANCE COMPANY

1.	APPLICABILITY

From time to time the parties hereto may enter into transactions in which American Mortgage Acceptance Company (“Seller”) agrees to transfer to Bear, Stearns International Limited (“Buyer”) Eligible Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Assets at a date certain or on demand, subject to and in accordance with the exercise of Buyer’s remedies under this Agreement, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, as the same shall be amended from time to time.

2.	DEFINITIONS

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“A/B Mortgage Loan” means any Mortgage Loan that is divided into one or more senior promissory notes or participation certificates and one or more subordinated promissory notes or participation certificates.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 14(i) of this Agreement.

“Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage or mezzanine loan servicing practices of prudent lending institutions servicing loans of the same type as such Purchased Asset for their own account.

“Act of Insolvency” shall mean with respect to Buyer or Seller, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor

Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party’s inability to pay such party’s debts as they become due.

“Additional Assets” shall have the meaning set forth in Section 4(a) of this Agreement.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. As used in this definition, control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.

“Agreement” shall mean this Master Repurchase Agreement, dated as of April 2, 2007, by and between Buyer and Seller.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

“B Note” shall mean the subordinate interest in Whole Loans of “B” noteholders in an “A/B Mortgage Loan” structure.

“Bailee” shall mean an attorney, title company or other closing agent, appointed by Seller and reasonably acceptable to Buyer, who is party to a Bailee Agreement and executes a Trust Receipt (in the form of Attachment 2 to Exhibit XII) in connection with a Table Funded Asset.

“Bailee Agreement” shall mean a written agreement between Seller and a Bailee relating to the bailment in connection with Table Funded Assets, naming Buyer as a third party beneficiary and substantially in the form of Exhibit XII hereto.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day on which the New York Stock Exchange or banks in the State of New York or Illinois are authorized or obligated by law or executive order to be closed.

“Buyer” shall mean Bear, Stearns International Limited or any successor.

“Buyer’s Margin Ratio” shall mean, with respect to any Transaction as of any date, a percentage agreed to by Buyer and Seller and specified in the related Confirmation or, in the absence of any such agreement, the percentage obtained by dividing the Purchase Price on the Purchase Date by the Market Value on such Purchase Date for such Transaction.

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“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning set forth in Section 6 of this Agreement.

“Collection Period” shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

“Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of April 2, 2007, by and among Buyer, Seller and the Custodian, as amended from time to time.

“Custodial Delivery” shall mean the form executed by Seller in order to deliver the Purchased Asset Schedule and the Purchased Asset File to Buyer or its designee (including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit III.

“Custodian” shall mean LaSalle Bank National Association, or any successor Custodian appointed by Buyer and reasonably acceptable to the Seller.

“Cut-off Date” shall mean the third Business Day preceding each Remittance Date.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Diligence Materials” shall mean the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

“Direction Letter” shall mean a letter signed by Seller directing the Servicer to send all Income with respect to the Purchased Assets to Buyer pursuant to instructions given by Buyer, which instructions shall be in compliance with the provisions of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Section 3(d) of this Agreement.

“Eligible Assets” shall mean any of the following types of assets, which assets shall not provide for any restrictions (other than notice) on transfer to or by Buyer and otherwise are acceptable to Buyer in the exercise of its commercially reasonable business judgment, and are secured directly or indirectly by a property that is a multifamily, retail, office, warehouse, industrial, or hospitality property (or any other property type acceptable to Buyer), is located in the United States of America, its territories or possessions, meet all of the other requirements of this Agreement:

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(i)           Participation Interests in Whole Loans, B Notes or Mezzanine Loans that are performing (i.e., current and not in monetary or material non-monetary default such that remedies can be exercised by any Person) commercial mortgage or mezzanine loans secured by first liens on multifamily and commercial real property with respect to which the ratio of loan to value as determined by Buyer, in the exercise of its commercially reasonable judgment, for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation and for which Buyer is a permitted transferee of each Purchased Asset and Underlying Asset pursuant to the terms of the related Participation Agreement or other document creating such Eligible Asset; and

(ii)            any other investment presented to and approved by Buyer in its sole discretion which does not conform to the criteria set forth in clause (i) above and which Buyer elects in its sole discretion to purchase.

An Eligible Asset must have the related Purchased Asset File segregated and held by the Custodian. Participation Interests in non-performing loans and loans secured by undeveloped land, coop shares and construction loans are not eligible for inclusion as Eligible Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(l1) of ERISA and Section 412(c)(ll) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall have the meaning set forth in Section 13 of this Agreement.

“Exit Fee” shall have the meaning set forth in Section 3(d) of this Agreement.

“Filings” shall have the meaning specified in Section 6 of this Agreement.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

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“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Income” shall mean, with respect to any Purchased Asset at any time, any principal (including any principal prepayments) thereof and all interest, dividends or other distributions thereon or proceeds thereof.

“Indemnified Amounts” and “Indemnified Parties” shall have the meaning specified in Section 19 of this Agreement.

“Information” shall have the meaning specified in Section 23 of this Agreement.

“LIBOR” shall mean, with respect to each Pricing Rate Period, unless otherwise agreed to by Buyer and Seller, the rate determined by Buyer to be (i) the per annum rate for deposits in U.S. dollars for a period equal to the applicable Pricing Rate Period, which appears on the Telerate Page 3750 (or any successor thereto) as the London Interbank Offering Rate as of 11:00 a.m., London time, on the related LIBOR Determination Date (rounded upwards, if necessary, to the nearest 1/1000 of 1%); (ii) if such rate does not appear on said Telerate Page 3750, the arithmetic mean (rounded as aforesaid) of the offered quotations of rates obtained by Buyer from four (4) leading banks in the London interbank market selected by Buyer for deposits in U.S. dollars for a period equal to the applicable Pricing Rate Period to prime banks in the London Interbank market as of approximately 11:00 a.m., London time, on the related LIBOR Determination Date; or (iii) if fewer than two (2) leading banks in the London interbank market provide Buyer with such quotations, the rate per annum which Buyer determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations of rates which major banks in New York, New York selected by Buyer are quoting at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date for loans in U.S. dollars to leading European banks for a period equal to the applicable Pricing Rate Period. Buyer's determination of LIBOR shall be binding and conclusive on Seller absent manifest error. “Telerate Page 3750” means the display designated as “Page 3750” on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association interest settlement rates for U.S. Dollar deposits). LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such service.

“LIBOR Determination Date” shall mean, with respect to any Transaction, (a) in the case of the first Pricing Rate Period, the day that is two (2) London Business Days (i.e., a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the Purchase Date and (b) with respect to any subsequent

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Pricing Rate Period, the day that is two (2) London Business Days preceding the first day of the Pricing Rate Period.

“Margin Call” shall have the meaning set forth in Section 4(a) of this Agreement.

“Margin Deficit” shall have the meaning set forth in Section 4(a) of this Agreement.

“Market Value” shall mean, with respect to any Purchased Asset and any non-cash Additional Asset, as of any relevant date, the market value for such Purchased Asset or such Additional Asset on such date, as determined by Buyer in its sole discretion exercised in good faith and may be determined on each Business Day during the term of this Agreement, or less frequently from time to time if Buyer elects in its sole discretion. Any provision hereof to the contrary notwithstanding, unless otherwise determined by Buyer in its sole discretion, a Market Value may be determined to be zero with respect to (i) any Purchased Asset or non-cash Additional Asset that has been delinquent in monthly payment of principal or interest for at least sixty (60) days, unless such delinquency occurs at maturity of such Purchased Asset or Additional Asset, such delinquency does not exceed ninety (90) days, and the borrower under such Purchased Asset or Additional Asset continues to make the monthly payment of principal and interest that was required prior to maturity of such Purchased Asset or Additional Asset, (ii) any Purchased Asset with respect to which there is a breach of a representation or warranty made by Seller in this Agreement that is not cured within the applicable period specified in Section 13(viii) of this Agreement and that materially adversely affects Buyer’s interests hereunder, (iii) any documents evidencing any Purchased Asset or non-cash Additional Asset released by the Custodian for more than ten (10) Business Days or (iv) any Purchased Asset or non-cash Additional Asset with respect to which the related Underlying Asset has become a specially serviced loan as defined in the applicable servicing agreement.

“Material Adverse Change” shall mean, as of any date after the date hereof, any material change in the business, operations, properties, assets or condition (financial or otherwise) of Seller that in the sole discretion of Buyer may impair the ability of Seller to perform its obligations under the Transaction Documents.

“MERS” shall mean the Mortgage Electronic Registration Systems, Inc.

“MERS Underlying Asset” shall mean an Underlying Asset that is registered with MERS.

“Mezzanine Loan” shall mean a loan secured by pledges of substantially all of the equity ownership interests in entities that own directly or indirectly multifamily and commercial properties.

“Mezzanine Loan Documents” shall mean any and all documents required in connection with the financing of a Mezzanine Loan.

“Mezzanine Note” shall mean a note evidencing Mezzanine Loan indebtedness.

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“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first priority lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

“New Asset” shall mean a loan that Seller proposes to be included as an Eligible Asset.

“Participation Agreement” shall mean the agreement creating the Participation Interest in the related Whole Loan, Mezzanine Loan or B Note.

“Participation Certificate” shall mean a certificate evidencing a Participation Interest.

“Participation Interest” shall mean an undivided interest in a Whole Loan, a Mezzanine Loan or a B Note and which is senior to, junior to or pari passu with other interests created pursuant to the related Participation Agreement.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Party” shall have the meaning specified in Section 26(a) of this Agreement.

“Preliminary Due Diligence Package” shall mean with respect to any New Asset, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all

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other characteristics of the proposed transaction that a reasonable buyer would consider material, together with due diligence information relating to the New Asset to be provided by Seller to Buyer pursuant to this Agreement, including, but not limited to, with respect to each Eligible Asset:

(i)	the Underlying Loan Information;
(ii)	description of the Mortgaged Property;
(iii)	description of the borrower, including experience with other projects (real estate owned) and net worth and liquidity statements;
(iv)	description of the ownership structure of the borrower (including, without limitation, independent director(s)/member(s);
(v)	term sheet outlining the transaction generally, including description of existing or proposed senior debt;
(vi)	debt service coverage and loan to value ratios, including stabilized cash flow and proforma debt service coverage under current loss methodology model parameters;
(vii)	whether the Mortgagor is an Affiliate of Seller;
(viii)	any exceptions to the representations and warranties set forth in Exhibit VI and VII to this Agreement;
(ix)	asset summary books which include, to the extent provided to Seller, the following:
(A)	loan detail and asset description, including market information on competing properties, terrorism and other insurance coverage;
(B)	map, photo and most recent site inspection report;
(C)	current rent roll;
(D)	historical, current and pro forma cash flow and operating information;
(E)	appraisal, environmental, engineering summary;
(F)	information relating to valuation, security or underwriting issues, special or unique loan features and structural issues;
(x)	loan data disk;
(xi)	intercreditor agreements, servicing agreements, securitization documents, if any, and Participation Agreements;

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(xii)	accounting reports delivered with respect to the Eligible Asset in Seller’s possession;
(xiii)	legal opinions delivered with respect to the Eligible Asset in Seller’s possession; and
(xiv)	closing binder in respect of the Eligible Asset within two (2) Business Days of closing of the Eligible Asset and at closing, an execution copy of the Participation Agreement.

“Price Differential” shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer).

“Pricing Rate” shall mean, for any Pricing Rate Period with respect to any Transaction, an annual rate as agreed to between Buyer and Seller or as otherwise set forth on the applicable Confirmation.

“Pricing Rate Determination Date” shall mean, with respect to any Transaction, (a) in the case of the first Pricing Rate Period, the second (2nd) Business Day preceding the Purchase Date and (b) with respect to any subsequent Pricing Rate Period, the second (2nd) Business Day preceding the first day of the Pricing Rate Period.

“Pricing Rate Period” shall mean (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date and ending on and including the last day of the month in which the Purchase Date occurs, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on the first day of each month and ending on and including the last day of each month (or such other period as is mutually agreed upon by Buyer and Seller); provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

“Principal Payment” shall mean, with respect to any Purchased Assets, any payment or prepayment of principal or any proceeds of redemption which are applied to principal and received by Buyer in respect thereof.

“Purchase Agreement” shall mean the agreement pursuant to which Seller acquired the applicable Purchased Asset.

“Purchase Date” shall mean the date on which Eligible Assets are to be transferred by Seller to Buyer.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is sold by Seller to Buyer on the applicable Purchase Date.

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“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in Section 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Purchased Asset Schedule” shall mean a schedule of Purchased Assets attached to each Trust Receipt and Custodial Delivery containing information substantially similar to the Underlying Loan Information.

“Purchased Assets” shall mean (i) with respect to any Transaction, the Eligible Assets sold by Seller to Buyer in such Transaction until such Eligible Assets are repurchased pursuant to this Agreement and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer and any Additional Assets delivered by Seller to Buyer pursuant to Section 4(a) of this Agreement until (x) such Eligible Assets are repurchased by Seller pursuant to this Agreement or (y) such Additional Assets are re-delivered to Seller by Buyer pursuant to Section 4 of this Agreement. For the avoidance of doubt, prior to the delivery of a related Trust Receipt by the Custodian to Buyer, each Purchased Asset shall be a Table Funded Asset.

“REIT” shall have the meaning specified in Section 11(g) of this Agreement.

“Remittance Date” shall mean the eleventh (11th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.

“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer, which shall be the date specified in the related Confirmation or determined by application of the provisions hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any date, the price at which such Purchased Asset is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of the Purchase Price and the Price Differential as of the date of such determination, minus all Income and cash actually received by Buyer in respect of such Transaction pursuant to Sections 5(b), 5(c) and 5(d) of this Agreement.

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“SEC” shall have the meaning specified in Section 29(a) of this Agreement.

“Seller” shall mean American Mortgage Acceptance Company, a Massachusetts business trust.

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“Seller Event” shall mean, with respect to Seller, any material change to, or material modification of, the nature of Seller’s business or its investment policies, procedures or guidelines without the prior written consent of Buyer (which consent shall not be unreasonably withheld), which change or modification is effected by Seller, and which in the reasonable judgment of Buyer, will have a material adverse effect on the creditworthiness of Seller or the ability of Seller to perform its obligations under the Transaction Documents.

“Servicer” shall mean, with respect to any Purchased Assets, ARCap Servicing Inc., a Delaware corporation or the entity (and any permitted successor thereto) designated as the servicer in the instruments creating such Purchased Assets.

“Servicing Agreement” shall mean the applicable Servicing Agreement for the Purchased Assets by and between Seller and the Servicer.

“Servicing Records” shall have the meaning specified in Section 21(b) of this Agreement.

“SIPA” shall have the meaning specified in Section 29(a) of this Agreement.

“Subsidiary” shall mean any corporation, association or other business entity in which more than 50% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof;

“Supplemental Due Diligence List” shall mean, with respect to any New Assets, information or deliveries concerning the New Assets that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Eligible Assets are located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Mortgaged Property.

“Table Funded Asset” shall mean an Eligible Asset, designated in the related Confirmation as a Table Funded Asset, where the Purchased Asset File is in the custody of the Bailee or en route to the Custodian. A Purchased Asset shall cease to be a Table Funded Asset after the Custodian has delivered a Trust Receipt to Buyer certifying its receipt of the Purchased Asset File therefor.

“Title Policy” shall have the meaning specified in paragraph 12 of Exhibit VI and paragraph 23 of Exhibit VII hereto.

“Transaction” shall have the meaning specified in Section 1 of this Agreement.

“Transaction Conditions Precedent” shall have the meaning specified in Section 3(b) of this Agreement.

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“Transaction Documents” shall mean, collectively, this Agreement, all Confirmations executed pursuant to this Agreement, the Direction Letter, the Custodial Agreement and all Bailee Agreements.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer or the Bailee (in the form of Attachment 2 to Exhibit XII) confirming the Custodian’s or the Bailee’s possession of certain Purchased Asset Files which are the property of and held by Custodian or the Bailee for the benefit of Buyer (or any other holder of such trust receipt).

“UCC” shall have the meaning specified in Section 6 of this Agreement.

“Underlying Asset” shall mean the Whole Loan, B Note, Mezzanine Loan or other asset approved by Buyer that underlies a Participation Interest.

“Underlying Loan Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VIII attached hereto.

“Underwriting Issues” shall mean, with respect to any New Assets as to which Seller intends to request a Transaction, all material information that has come to Seller’s attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)), to a reasonable institutional mortgage loan or mezzanine loan buyer in determining whether to originate or acquire the New Assets in question.

“Whole Loan” shall mean a commercial mortgage loan secured by a first lien on multifamily or commercial real property.

3.	INITIATION; CONFIRMATION; TERMINATION; FEES

(a)           On or after the date hereof and prior to the Repurchase Date and subject to the terms and conditions set forth in this Agreement (including, without limitation, the “Transaction Conditions Precedent” specified in Section 3(b) of this Agreement), an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that entering into any Transaction shall be in Buyer’s sole and absolute discretion. Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller solely in accordance with Exhibit IX attached hereto. Buyer shall have the right to review all Eligible Assets proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines. Upon receipt of all Diligence Materials, Buyer shall complete its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller. Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that it shall not purchase any or all of the assets proposed to be sold to Buyer by Seller, such determination to be made no later than ten (10) Business days from Buyer’s receipt of the Diligence Materials. Any failure by Buyer to respond within ten (10) Business Day shall constitute a refusal to purchase the Eligible Asset(s).

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On the Purchase Date for the Transaction which shall occur no later than forty-five (45) calendar days (or such longer period as may be mutually agreed between Buyer and Seller) following the date of the approval of an Eligible Asset by Buyer in accordance with Exhibit IX hereto, the Purchased Assets shall be transferred to Buyer or its agent against the transfer of the Purchase Price in immediately available funds to an account designated by Seller.

(b)           Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied (or waived by Buyer), Buyer shall contemporaneously deliver to Seller a duly executed written confirmation substantially in the form of Exhibit I attached hereto of each Transaction (a “Confirmation”). Such Confirmation shall describe the Purchased Asset(s) which shall be the subject of the proposed Transaction, shall identify Buyer and Seller, and shall set forth (i) the Purchase Date, (ii) the Purchase Price for such Purchased Asset(s), (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction and (v) any additional terms or conditions not inconsistent with this Agreement. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each LIBOR Determination Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on the LIBOR Determination Date. Such determination shall be binding on the Seller absent manifest error. For purposes of this Section 3(b), the “Transaction Conditions Precedent” shall be deemed to have been satisfied with respect to any proposed Transaction if:

(1)           no Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

(2)           the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction;

(3)           Buyer or the Custodian on behalf of Buyer shall have received the applicable Transaction Documents and other documents and opinions specified in Section 7 of this Agreement. The Custodian shall have delivered a Trust Receipt satisfactory to Buyer no later than 1:00 p.m. on the Purchase Date;

(4)           Buyer shall have received the Diligence Materials and completed to Buyer’s satisfaction its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller;

(5)           Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) of this Agreement, that the assets proposed to be sold to Buyer by Seller in such Transaction are Eligible Assets and (B) obtained internal credit approval for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction;

(6)           the purchase by Buyer from Seller of the Purchased Assets shall be completed prior to the Repurchase Date;

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(7)          With respect to the initial Transaction and as otherwise required by Buyer in connection with any subsequent Transaction, Seller shall have delivered to Buyer an opinion of Seller’s counsel, in such form and substance reasonably acceptable to Buyer addressing the matters set forth in Exhibit V hereto; and

(8)           On the proposed Purchase Date (A)(i) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or State of New York authorities, or (iii) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets (including the market for securities backed by mortgage loans and the repo or comparable lending market), or any calamity or crisis, or any major disruption of settlement of securities or clearance in the United States that, in the judgment of Buyer, is material and adverse and (B) in the case of any of the events specified in clauses (A)(i) through (iii) above, such event by itself or together with any other such event, makes it, in the judgment of Buyer, imprudent to purchase Eligible Assets on the terms and in the manner contemplated in this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Transaction hereunder be consummated until such time as Buyer has received all of the following, each in form and substance reasonably satisfactory to Buyer: (i) the fully executed Transaction Documents and related Trust Receipt; (ii) the legal opinion described in subparagraph (7) above and (iii) Seller’s organizational documents, to the extent not delivered as of the date hereof.

(c)           Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date such Confirmation is received by Seller. An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than two (2) Business Days after such Confirmation is received by Seller. Seller shall execute a written acceptance accepting each Confirmation not objected to by Seller within the aforementioned two (2) Business Day period and prior to the Purchase Date.

(d)           Seller shall be entitled to terminate a Transaction and repurchase any or all of the Purchased Assets from Buyer on five (5) Business Days’ notice on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”). Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Assets that are Participation Interests in Mezzanine Loans or B Notes to be repurchased on such Early Repurchase Date.

If Seller terminates any Transaction pursuant to the preceding sentence, then Seller shall pay to Buyer, in addition to the related Repurchase Price, a termination fee (the "Exit Fee") on the Early Repurchase Date; provided, however, no Exit Fee shall be paid if such fee is expressly

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waived pursuant to the relevant Confirmation. The Exit Fee shall be calculated as the product of (i) the Repurchase Price multiplied by (ii) 0.50% (50 basis points). Notwithstanding the foregoing:

(i)    No Exit Fee will be payable for the early repurchase of Purchased Assets that are Participation Interests in Mezzanine Loans or B Notes only resulting from, or in connection with, (a) the sale of the underlying assets to Buyer or any of its Affiliates, (b) the maturity of the underlying assets, (c) any amortization or pay down, including prepayments in whole or in part, in respect of Purchased Loans or (d) the sale of the underlying assets to a securitization vehicle, including a CDO, for which Buyer or any of its Affiliates is acting in a lead manager, bookrunner or co-bookrunner role.

(ii)    In the event of any Margin Call given by Buyer under Section 4(a) of this Agreement, no Exit Fee will be payable by Seller to Buyer with respect to a related transfer of cash by Seller to Buyer in connection with such Margin Call.

(iii)   All other transactions which result in the reduction of the Repurchase Price or any other sales of Purchased Assets prior to the Repurchase Date will be subject to payment of the Exit Fee.

On the Repurchase Date or any Early Repurchase Date, termination of the Transactions will be effected by transfer by Buyer to Seller or its agent of the Purchased Asset(s) and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer in immediately available funds of the Repurchase Price to an account designated by Buyer. The transfer (and/or release of security interest) on the Repurchase Date and/or Early Repurchase Date by Buyer to Seller of the Purchased Assets shall be free and clear of all liens, encumbrances, security interests and claims created by Buyer in and to the interest of Buyer or its Affiliates. Buyer agrees upon receipt of the Repurchase Price to execute and deliver to Seller from time to time upon Seller’s request, all reassignments and other documentation deemed reasonably appropriate by Seller to give effect to the foregoing transfers (and/or release of security interest) of Purchased Assets including, without limitation UCC Termination Statements.

(e)           Any provision hereof to the contrary notwithstanding, Transactions entered into hereunder shall be at the sole discretion of Buyer. Buyer is not required to enter into any Transaction and Buyer may, in its sole discretion, reject for inclusion in any Transaction any Eligible Assets offered for sale hereunder by Seller.

4.	MARGIN MAINTENANCE

(a)           If at any time the product of the aggregate Market Value of all Purchased Assets and the Buyer’s Margin Ratio shall be less than the aggregate outstanding Repurchase Price for such Purchased Assets (a “Margin Deficit”), then Buyer may by notice to Seller (a “Margin Call”) require Seller to transfer to Buyer (A) cash or a letter of credit issued by an entity approved by Buyer and with a short-term and long-term credit rating of at least “A-1+” and “AA-“ by Standard & Poor’s or (B) additional assets (including notes) acceptable to Buyer in its

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sole and absolute discretion (such cash, letters of credit or additional assets paid by Seller to Buyer are herein referred to as “Additional Assets”), so that the sum of (i) cash or amounts under a letter of credit and (ii) the product of (x) the aggregate Market Value of non-cash Additional Assets plus the aggregate Market Value of the Purchased Assets and (y) the Buyer’s Margin Ratio shall at least equal the aggregate outstanding Repurchase Price. Seller’s failure to cure any Margin Deficit as required by the preceding sentence prior to expiration of one (1) Business Day after notice shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 14 of this Agreement (including, without limitation, the liquidation remedy provided for in Section 14(iv) of this Agreement). For purposes of this Section 4 only, if notice is received after 3:00 p.m. New York time it will be deemed to be received the following Business Day.

(b)           If any Margin Call is given by Buyer under Section 4(a) of this Agreement, subject to the terms of Section 4(c) below, Seller shall transfer Additional Assets as provided in Section 4(a) by no later than one (1) Business Day after the giving of such notice. Notice required pursuant to Section 4(a) of this Agreement may be given by any of the following means: electronically, by telephone, telecopier or telegraphic transmission, to Larry Duggins, Bryan Carr, John D’Amico, Robert Levy or, in the event Buyer is unable to notify such persons, any authorized person affiliated with Seller, in each case with a copy to Jenna Unell; provided, however, that in the event that Buyer gives such notice verbally, Buyer shall use its best efforts to subsequently deliver a confirmation of such notice in writing; provided further, that the failure of Buyer to send such subsequent written notice shall not invalidate the verbal notice of the Margin Call. The failure of Buyer on any one or more occasions, to exercise its rights under Section 4(a) of this Agreement shall not constitute a waiver of such default or change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 4(a) of this Agreement shall not limit such party’s rights under this Agreement or otherwise existing by law or in any way create additional rights for such party.

(c)           If at any time after Seller has transferred Additional Assets to Buyer the product of the aggregate Market Value of all Purchased Assets and the Buyer’s Margin Ratio shall be greater than the aggregate outstanding Repurchase Price for the Purchased Assets, (a “Margin Excess”), then Seller may by notice to Buyer require Buyer to transfer to Seller Additional Assets (in the same form previously transferred to the Buyer) so that the product of (i) the aggregate Market Value of the Purchased Assets and such Additional Assets and (ii) the Buyer’s Margin Ratio shall not exceed to the extent practicable the aggregate outstanding Repurchase Price. In no event shall any Purchased Assets that did not become subject to this Agreement in the form of Additional Assets be released from the lien of this Agreement due to a Margin Excess.

(d)           If any such notice is given by Seller, Buyer shall transfer Additional Assets no later than one (1) Business Day after the giving of such notice. Notice required pursuant to Section 4(b) of this Agreement may be given by any means, including by telephone, telecopier or telegraphic transmission. Buyer and Seller agree that any failure or delay by Seller on any one or more occasions to exercise its rights under Section 4(b) of this Agreement shall not constitute a waiver of such rights or limit such party’s rights under Section 4(b) of this Agreement or otherwise existing by law or in any way create additional rights for such party.

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5.	INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a)           Any cash transferred to Buyer pursuant to Section 4(a) of this Agreement shall be held by Buyer as though it were Additional Assets and, unless Buyer shall otherwise consent, any such cash shall not reduce the Repurchase Price.

(b)          Seller shall direct the Servicer to remit all Income in respect of the Purchased Assets to Buyer pursuant to instructions given by Buyer. If any payments are made by the borrower to Seller after the Purchase Date Seller shall wire such payments to the Servicer within one (1) Business Day of receipt.

(c)           So long as no Event of Default shall have occurred and be continuing and no Margin Deficit exists with respect to the Purchased Assets, the Price Differential which has accrued and is outstanding in respect of the Purchased Assets as of such Business Day shall be retained by Buyer and after payment to Buyer of the Price Differential Buyer shall remit to Seller all Income (excluding any principal prepayments) received by Buyer or the Servicer on its behalf in respect of the Purchased Assets during each Collection Period; provided, however, that Seller’s right to retain such Income shall terminate immediately upon written notice from Buyer to Seller of the occurrence of an Event of Default, the existence of a Margin Deficit or the failure to pay the Price Differential to Buyer when due.

Any principal prepayments received by the Servicer in respect of the Purchased Assets shall be held by the Servicer for the benefit of Buyer and following Buyer’s directions to the Servicer shall be remitted to Buyer to be held by it as though such principal prepayments were Additional Assets. Unless Buyer shall otherwise consent, any such principal prepayments shall not be used to reduce the Repurchase Price until the next succeeding LIBOR Determination Date, when such prepayment shall be remitted to Buyer by the Servicer (unless previously remitted to Buyer) and applied by Buyer to reduce the Repurchase Price.

(d)           So long as no Event of Default shall have occurred and be continuing, and in the event that a Margin Deficit exists with respect to the Purchased Assets, then until Seller cures such Margin Deficit, all Income received by the Servicer in respect of the Purchased Assets shall be applied by Buyer (or the Servicer at the direction of Buyer) on the Business Day next following the related Remittance Date as follows:

(i)             first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of the Purchased Assets as of such Business Day;

(ii)            second, to transfer cash to Buyer, so that the sum of (x) cash and (y) the product of (A) the aggregate Market Value of non-cash Additional Assets plus the aggregate Market Value of the Purchased Assets and (B) the Buyer’s Margin Ratio will at least equal the aggregate outstanding Repurchase Price; and

(iii)	third, to remit to Seller the remainder, if any.

(e)           If an Event of Default shall have occurred and be continuing, all Income (including all Principal Payments) received by the Servicer in respect of the Purchased Assets

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shall be applied by Buyer (or the Servicer at the direction of Buyer) on the Business Day next following the related Remittance Date as follows:

(i)             first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of the Purchased Assets as of such Business Day;

(ii)            second, to make a payment to Buyer on account of the Repurchase Price of the Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero;

(iii)           third, to remit to Buyer an amount equal to any reasonable out of pocket costs or expenses due and owing by Seller as of such Business Day; and

(iv)	fourth, to remit to Seller the remainder, subject to paragraph (f) below.

(f)            Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts held by Buyer against any obligations at any time then due and owing to Buyer or an Affiliate of Buyer pursuant to the terms of the Transaction Documents to or for the credit or the account of Seller against any of or all the obligations of Seller now or hereafter existing under this Agreement irrespective of whether or not Buyer shall have made any demand under this Agreement (and without prior notice to Seller) and although such obligations may be unmatured, whereupon such obligations owing by Buyer or its Affiliates to Seller shall, to the extent (and only to the extent) of such set off actually made by Buyer, be discharged. The rights of Buyer under this Section 5(f) are in addition to other rights and remedies (including other rights of setoff) which Buyer may have.

6.	SECURITY INTEREST

Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to this Agreement and the related documents described herein:

(a)

the Purchased Assets, any Additional Assets, the Servicing Agreement, the Servicing Records, insurance relating to the Purchased Assets, and all “deposit accounts” (as defined in the UCC, including, without limitation, collection and escrow accounts) relating to the Purchased Assets;

(b)	all “general intangibles” (including “payment intangibles”), “accounts,” “chattel paper,” “documents” and “instruments” as defined in the UCC relating to or constituting any and all of the foregoing;
(c)	all “supporting obligations” and “letter of credit rights” as defined in the UCC relating to or constituting any and all of the foregoing; and

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(d)

all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, tort claims, insurance claims and other rights to payments, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

Buyer’s security interest in the Collateral shall terminate only upon satisfaction of all of Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith. For purposes of the grant of the security interest pursuant to this Section 6 of this Agreement, this Agreement shall be deemed to constitute a security agreement under the Uniform Commercial Code as in effect in any applicable jurisdiction (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of any applicable jurisdiction, including the State of New York. In furtherance of the foregoing, (A) Buyer, at Seller’s sole cost and expense, shall cause to be filed as a protective filing with respect to the Purchased Assets and as a UCC filing with respect to the security interests granted in this Section 6 (i) a UCC financing statement to be filed in the appropriate filing office substantially in the form of Exhibit XIII attached hereto, (ii) amendments to such UCC financing statement and having attached to each such UCC financing statement amendment a description of the Purchased Assets which identifies the Purchased Assets by setting forth (a) the name of the borrower with respect to each Purchased Asset, (b) the Participation Agreement (including the date) or other document, agreement or instrument pursuant to which each Purchased Asset was made or is governed, and (c) the initial or then outstanding principal amount of each Purchased Asset, the percentage interest in the Purchased Asset represented by the Participation Interest that constitutes each Purchased Asset and the initial or then outstanding principal amount of such Participation Interest, and (iii) such other UCC filings, in such locations as may be necessary to perfect and maintain perfection and priority of the outright transfer and the security interest granted hereby and, in each case, continuation statements and any amendments thereto (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (B) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder).

7.	PAYMENT, TRANSFER AND CUSTODY

(a)           On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction. Buyer shall have the right to request Seller to provide an officer’s certificate of Seller with respect to any copy of a document required to be delivered certifying that such represents a true and correct copy of the original.

(b)           On each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit III. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset, no later than 2:00 p.m. on such Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to Buyer or its designee the original Participation Certificate or an assignment of Participation Interest representing the related Participation Interest with all

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applicable transfer documents, endorsed in blank, that would be required to effect a registration of transfer into Buyer’s name pursuant to the related Participation Agreement. In addition, in connection with each sale, transfer, conveyance and assignment of a Purchased Asset, no later than 10:00 a.m. on the Business Day prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to the Custodian (together with the Custodial Delivery) the following original (or copies as permitted by this Section 7(b)) documents (collectively, the “Purchased Asset File”), relating to each of the Purchased Assets identified in the Custodial Delivery delivered therewith:

With respect to each Underlying Asset which is a Whole Loan or a B Note:

(i)	A copy of the Mortgage Note bearing all intervening endorsements.

(ii)            A copy of any guarantee executed in connection with the Mortgage Note (if any) thereof together with an officer’s certificate of Seller certifying that such represents a true and correct copy of the original.

(iii)           A copy of the Mortgage with evidence of recording thereon, or a copy thereof together with an officer’s certificate of the holder thereof certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(iv)          Copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(v)    Except with respect to MERS Underlying Assets, copies of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(vi)          Copies of any attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same or a pro-forma policy, in each case binding on the title insurer and insuring title on the Purchased Date, together with an officer’s certificate of Seller certifying that such represent true and correct copies of the originals.

(vii)         A copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Asset.

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(viii)       A copy of any assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an officer’s certificate of the holder, certifying that such copy represents a true and correct copy of the original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(ix)          Copies of all intervening assignments of assignment of leases and rents, if any, with evidence of recording thereon.

(x)           Copies of the UCC financing statements certified as true and correct by the holder, and all necessary amendments to UCC financing statements, in each case with evidence of filing thereon, or copies thereof certified by the holder to have been sent for filing.

(xi)	A copy of any environmental indemnity agreement (if any).
(xii)	A copy of any assignment in blank (if any).

(xiii)        A copy of the disbursement letter from the Mortgagor to the original mortgagee (if any) or the closing letter executed by the Mortgagor and the original mortgagee.

(xiv)	A copy of the Mortgagor’s certificate or title affidavit (if any).

(xv)         A Survey (if any) as accepted by the title company for issuance of the Title Policy.

(xvi)	A copy of the Mortgagor’s opinion of counsel (if any).
(xvii)	A copy of any assignment of permits, contracts and agreements (if any).

(xviii)      A copy of any assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement.

(xix)	A copy of any estoppel letter from the Mortgagor.
(xx)	A copy of the executed Servicing Agreement.
(xxi)	A copy of any loan agreement.
(xxii)	The related original Participation Agreement.
(xxiii)	The related original Bailee Agreement.

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With respect to each Underlying Asset which is a Mezzanine Loan:

(i)             A copy of the Mezzanine Note signed in connection with the Purchased Asset.

(ii)            A copy of the loan agreement and the guarantee, if any, executed in connection with the Purchased Asset.

(iii)           A copy of the intercreditor agreement, loan coordination agreement or recognition agreement, if any, executed in connection with the Purchased Asset.

(iv)          A copy of the security agreement executed in connection with the Purchased Asset.

(v)           Copies of all documents relating to the formation and organization of the borrower of such Purchased Asset, together with all consents and resolutions delivered in connection with such borrower’s obtaining the Purchased Asset.

(vi)          All other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Asset, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Asset, including copies of all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the Purchased Asset.

(vii)	A copy of the borrower’s opinion of counsel (if any).

(viii)        A copy of the UCC financing statements (if any), certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by the holder to have been sent for filing.

(ix)          A copy of the pledge agreement and original certificates representing the pledged equity interests (if any).

(x)           Copies of the stock powers (if any) relating to each pledged equity interest, executed in blank, if an original stock certificate is provided.

(xi)          A copy of assignment of any management agreements, agreements among equity interest holders or other material contracts.

(xii)         If no original stock certificate is provided, evidence satisfactory to Buyer that the pledged ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, the holder of the loan.

(xiii)        Copies of all loan documents and related closing documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property with respect to which the borrower of the Mezzanine Loan has pledged its ownership interests, whether directly or indirectly through intermediate entities, including without

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limitation the organizational documents of such owner together with an officer’s certificate of Seller certifying that such represent true and correct copies of the originals.

(xiv)        A copy of an assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the borrower under the Purchased Asset or its affiliates with respect to the Purchased Asset.

(xv)	A copy of the executed Servicing Agreement.
(xvi)	A copy of the Purchase Agreement.

(xvii)       A copy of the borrower’s fee title insurance policy in respect of the mezzanine loan and a copy of the related survey.

(xviii)	The related original Participation Agreement.
(xix)	The related original Bailee Agreement.

With respect to each Purchased Asset which is of the type described in clause (ii) of the definition of Eligible Asset, any of the documentation referred to above in this Section 7(b) of this Agreement which is determined by Buyer to be necessary to effectuate the sale, transfer, conveyance and assignment of such Purchased Asset subject to the terms of this Agreement.

In addition, with respect to each Purchased Asset, Seller shall deliver a Direction Letter to the Servicer with respect to such Purchased Asset, instructing the Servicer to remit all sums required to be remitted to the holder of such Purchased Asset under the loan documents to Buyer pursuant to instructions given by Buyer.

(b)           From time to time, Seller shall forward to the Custodian any additional original documents or additional documents it may obtain evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned from the recording office in time to permit their delivery hereunder at the time required, in lieu of delivering such documents with recording information, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate of the holder thereof certifying that such copy is a true, correct and complete copy of the original, which has been delivered for recordation. Seller shall deliver copies of such recorded and/or filed original documents to the Custodian promptly when they are received by Seller. With respect to all of the Purchased Assets delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute and deliver to Buyer an omnibus power of attorney substantially in the form of Exhibit IV attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and endorse the Purchased Assets and any transfer documents relating thereto and (ii) take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets. Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Asset Files not

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delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

(c)           Notwithstanding the provisions of Section 3(a) above requiring the execution of the Custodial Delivery and corresponding delivery of the Purchased Asset File to the Custodian on or prior to the related Purchase Date, with respect to each Transaction involving a Purchased Asset which is identified in the related Confirmation as a Table Funded Asset, Seller shall, in lieu of effectuating the delivery of all or a portion of the Purchased Asset File on or prior to the related Purchase Date, (i) deliver the Purchased Asset File (or the portion thereof not then delivered to the Custodian) to Buyer on or prior to the Purchase Date by means of delivery of the same to the Bailee, (ii) cause the Bailee to deliver to Seller, Buyer and the Custodian (by facsimile or other electronic transmission other than in the case of the delivery of the Participation Certificate(s), Participation Agreement(s) and any Bailee Letter(s) to Buyer, or at Buyer’s direction, the Custodian, which must be originals) on or before the related Purchase Date for the Transaction (A) a fully executed Bailee Agreement and Trust Receipt issued by the Bailee thereunder, (B) the promissory note(s) or Participation Certificate(s) (or assignment of Participation Interest) in favor of Seller evidencing the making of the Purchased Asset, with Seller’s endorsement of such note to Buyer or original stock certificate (if certificated), (C) such other components of the Purchased Asset File as Buyer may require on a case by case basis with respect to the particular Transaction and (D) evidence satisfactory to Buyer that all documents necessary to perfect Seller’s (and, by means of assignment to Buyer on the Purchase Date, Buyer’s) interest in the Collateral for the Purchased Asset, and (iii) not later than the third (3rd) Business Day following the Purchase Date, deliver to Buyer the Custodial Delivery and to the Custodian the entire Purchased Asset File; provided, however, that Seller shall cause the Bailee to deliver to Buyer or its designee the originals of the items referred to in clauses (A) and (B) above not later than the first (1st) Business Day following the Purchase Date.

(d)           Unless an Event of Default shall have occurred and be continuing Buyer shall exercise all consent and other rights with respect to the Purchased Assets in accordance with Seller’s written instructions; provided, however, that Buyer shall not be required to follow Seller’s instructions concerning any consent or other right if doing so would, in Buyer’s good faith business judgment, impair the Purchased Assets or be inconsistent with or result in any violation of any provision of the Transaction Documents. Upon the occurrence and during the continuation of an Event of Default, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of the special servicer, Buyer may transfer such special servicing to an entity satisfactory to Buyer).

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(e)          In the event that any portion of the Purchased Assets consists of or is secured by a letter of credit, Seller shall promptly, and in any event within two (2) Business Days after becoming a beneficiary thereunder, notify Buyer thereof and enter into a tri-party agreement with Buyer and the issuer and/or confirming bank with respect to the “letter-of-credit rights” (within the meaning of the UCC) assigning such letter-of-credit rights to Buyer and directing all payments thereunder to Buyer, all in form and substance satisfactory to Buyer. In the event that any portion of the Purchased Assets consists of “electronic chattel paper” (within the meaning of the UCC) or “transferable records” (within the meaning of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act), Seller shall take all steps necessary to grant Buyer control thereof.

8.            SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a)           Title to all Purchased Assets shall pass to Buyer in accordance with this Agreement on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase or financing transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Assets (subject to the Servicing Agreement, provided that the Servicing Agreement does not contain any restrictions on transfer and pledging), but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Sections 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 hereof.

(b)           Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

9.            SUBSTITUTION; SEGREGATION OF DOCUMENTS RELATING TO ELIGIBLE ASSETS

(a)           Substitution of Eligible Assets is subject to satisfaction of the conditions to the acquisition of the related Purchased Asset.

(b)           Seller shall be entitled to substitute Eligible Assets for Purchased Assets with the consent of Buyer. No Exit Fee with respect to any such substitution shall be due by Seller to Buyer unless such substitution results in a reduction of the Purchase Price.

(c)           All documents relating to Purchased Assets in the possession of Seller shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Ownership of all Purchased Assets shall pass to Buyer and nothing in this Agreement shall preclude Buyer from engaging in repurchase or financing transactions with the Purchased Assets or otherwise pledging or hypothecating the Purchased Assets (subject to the Servicing Agreement, provided that the Servicing Agreement does not contain any restrictions on transfer and pledging), but no such transaction shall relieve Buyer of its

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obligations to resell and transfer Purchased Assets to Seller pursuant to the terms of this Agreement.

10.	REPRESENTATIONS

(a)           Buyer and Seller each represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the other that:

(i)             it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

(ii)            it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(iii)           the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

(iv)          it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect;

(v)           the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected; and

(vi)          the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any disclosed principal).

(b)           Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and as of the date of this Agreement and at all times while this Agreement and all Transactions thereunder are in full force and effect:

(i)             Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Seller’s organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)            Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to

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bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)           Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other similar governing documents of Seller, (ii) any contractual obligation to which such party is now a party or the rights under which have been assigned to such party or the obligations under which have been assumed by such party or to which the assets of such party are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of such party, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to such party, or (iv) any applicable Requirement of Law. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Assets and to perform its obligations under the Transaction Documents.

(iv)          Litigation; Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller or any of its assets, which may result in a Material Adverse Change. Seller is in compliance in all material respects with all Requirements of Law. Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(v)           No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vi)          Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(l) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer the Purchased Assets to Buyer. Upon transfer of such Purchased Assets to Buyer, either (A) Buyer shall be the owner of such Purchased Assets free of any adverse claim (other than any adverse claims or liens created by Buyer), or (B) in the event the related Transaction is recharacterized as a secured financing of such Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets.

(vii)         No Default. No Default or Event of Default exists under or with respect to the Transaction Documents.

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(viii)       Representations and Warranties Regarding Underlying Assets and Purchased Assets; Delivery of Purchased Asset Files. Seller represents and warrants to Buyer that each Underlying Asset relating to a Purchased Asset sold hereunder and each pool of Purchased Assets sold in a Transaction hereunder, as of each Purchase Date for a Transaction conform to the applicable representations and warranties set forth in Exhibit VI and VII attached hereto, except as disclosed to Buyer in writing prior to the related Purchase Date for the Transaction in which such Purchased Asset is purchased by Buyer. It is understood and agreed that the representations and warranties set forth in Exhibit VI and VII hereto subject to the exceptions acceptable to Buyer, if any, shall survive delivery of the respective Purchased Asset File to Buyer or its designee (including the Custodian). Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents as have been delivered to Buyer. Notwithstanding any provision to the contrary hereof, Buyer's remedy for a breach of this representation and warranty with respect to any Purchased Asset or related Underlying Asset shall be to mark such Purchased Asset to market; provided, however, that in the event that a breach of this representation and warranty causes a breach of some other covenant of Seller hereunder (such as to maintain adequate margin), then Buyer shall be entitled to exercise all rights and remedies granted to it hereunder.

(ix)          Adequate Capitalization; No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(x)           Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(xi)          Ownership. The Seller is a publicly traded company on the American Stock Exchange.

(xii)         Organizational Documents. Seller has delivered to Buyer certified copies of its formation, organizational and other governing documents, together with all amendments thereto.

(xiii)        No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the

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Purchased Assets and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets.

(xiv)        Federal Regulations. Seller is not (A) an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(xv)         Taxes. Seller has filed or caused to be filed all tax returns which to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority; no tax liens have been filed against any of Seller’s assets and, to Seller’s knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

(xvi)	ERISA. Seller’s Plans are in compliance with ERISA.

(xvii)       Judgments/Bankruptcy. There are no final, non-appealable judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

(xviii)      Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xix)        Financial Information. All financial data concerning Seller that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no Material Adverse Change.

(xx)         Selection Process. The Purchased Assets were selected from among the outstanding Eligible Assets owned by Seller as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

(xxi)        Place of Incorporation. Seller’s place of organization is the State of Massachusetts. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is the address set forth in Section 15 of this Agreement.

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(xxii)      Purchase Agreement Representations and Warranties. Seller has provided Buyer with a copy of the Purchase Agreement (to the extent applicable) containing representations and warranties made to Seller by the party designated as seller under such Purchase Agreement.

(c)           On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations and warranties set forth in Section 10(b) of this Agreement as of such Purchase Date.

11.	NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

(a)           take any action which would directly or indirectly impair or adversely affect Buyer’s title to or security interest in the Purchased Assets;

(b)           transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets or the Seller’s interest in Underlying Assets (or any of them) to any Person other than Buyer or engage in repurchase transactions or similar transactions with respect to the Purchased Assets (or any of them) with any Person other than Buyer;

(c)           create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Assets or the Seller’s interest in Underlying Assets, except as described in Section 6 of this Agreement (or as otherwise set forth in the related intercreditor agreement, participation agreement or similar agreement);

(d)           create, incur or permit to exist any lien, encumbrance or security interest in or on any of the other assets subject to the security interest granted by Seller pursuant to Section 6 of this Agreement;

(e)           consent or assent to any amendment or supplement to, or termination of, any note, loan agreement, mortgage or guaranty relating to the Purchased Assets or other material agreement or instrument relating to the Purchased Assets other than in accordance with Section 7(d);

(f)            use any of the Purchase Price for the Purchased Assets either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, or take any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

(g)           after the occurrence and during the continuation of any Default or Event of Default, make any distribution, payment on account of, or set apart assets for any equity or ownership interest of Seller, or for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect to any

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equity or ownership interest of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, that the foregoing shall not restrict Seller from making distributions, from assets other than the Purchased Assets, required to avoid imposition of taxes in accordance with Seller’s status under the Code as a real estate investment trust (“REIT”) within the meaning of Section 856 through 860 of the Code, in the event Seller then qualifies as a REIT under the Code; or

(h)           file a UCC financing statement, with respect to a Purchased Asset or Underlying Asset, or an amendment or termination statement with respect to a UCC financing statement with respect to a Purchased Asset or Underlying Asset, except as approved by Buyer in each instance.

All of the financial tests and covenants of Seller in this Agreement will be measured based on the consolidated position of Seller and its Subsidiaries.

12.	AFFIRMATIVE COVENANTS OF SELLER

(a)           Seller shall promptly notify Buyer of any Material Adverse Change; provided, however, that nothing in this Section 12 shall relieve Seller of its obligations under this Agreement.

(b)           Seller shall provide Buyer with copies of such documents as Buyer may request evidencing the truthfulness of the representations and warranties set forth in Section 10 of this Agreement.

(c)           Seller (1) shall defend the right, title and interest of Buyer in and to the Purchased Assets against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer’s request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)           Seller shall notify Buyer of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the second Business Day after obtaining actual knowledge of such event.

(e)           Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Purchased Assets and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, during regular business hours and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of a reasonable and customary confidentiality agreement between Buyer and Seller. Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(f)            If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required, to be held by Buyer hereunder as additional collateral

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security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

(g)           At any time from time to time upon request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument, negotiable document, certificated security or chattel paper, such note, instrument, document, security or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all Purchased Assets, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information to Buyer promptly upon request. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(h)	Seller shall provide Buyer with the following financial and reporting information:

(i)             Within 45 days after the last day of the first three fiscal quarters in any fiscal year, Seller’s unaudited consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Seller), in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer’s certificate;

(ii)            Within 120 days after the last day of its fiscal year, Seller’s audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Seller), in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report

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of a nationally recognized independent certified public accounting firm consented to by Buyer;

(iii)           Within 45 days after the last day of each calendar quarter in any fiscal year, an officer’s certificate from Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance in all material respects with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists;

(iv)          Within five (5) Business Days of Seller’s receipt, a copy of all financial and other reporting information from time to time furnished to Seller by the Mortgagors and/or other obligors pursuant to the applicable Mortgage or other documents evidencing a Purchased Asset;

(v)           On the twentieth (20th) day of each month, a monthly reporting package in respect of the Underlying Assets (in written and electronic form) containing all information set forth on Exhibit XI attached hereto; and

(vi)          Seller shall forward to Buyer promptly upon receipt by Seller or its Affiliate, any and all property level information relating to the Purchased Assets.

(i)             Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(j)            Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its Transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(k)           Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Purchased Assets that, in each case, in any manner would create any lien or charge upon the Purchased Assets, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(l)             Seller shall advise Buyer in writing of any change of its place of organization and of any change in Seller’s name or the places where the books and records pertaining to the Purchased Assets is held not less than fifteen (15) Business Days prior to taking any such action.

(m)          Seller will maintain records with respect to the Purchased Assets and the conduct and operation of its business with no less a degree of prudence than if the Purchased Assets were held by Seller for its own account and will furnish Buyer, upon request by Buyer or its

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designated representative, with information reasonably obtainable by Seller with respect to the Purchased Assets and the conduct and operation of its business.

(n)           Seller shall provide Buyer with access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties, the Purchased Assets and any additional reports as Buyer may reasonably request.

(o)           Seller hereby covenants and agrees that all interest and original issue discount received or accrued with respect to the Purchased Assets shall be treated as portfolio interest within the meaning of Sections 871(h) and 881(c) of the Internal Revenue Code, as amended, and no amount will be required to be deducted from any remittance on the Purchased Assets on account of withholding tax or otherwise.

13.	EVENTS OF DEFAULT

Each of the following shall constitute an “Event of Default” under this Agreement:

(i)             either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets or (B) if a Transaction is recharacterized as a secured financing and not a sale of the Purchased Assets, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Assets.

(ii)            failure of Buyer to receive no later than two (2) Business Days following any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

(iii)           failure of Buyer to receive the Repurchase Price for any Purchased Assets on the date the same is due under this Agreement (whether on the Repurchase Date, Early Repurchase Date or otherwise as provided herein);

(iv)          failure of Seller to make any other payment (i.e., a payment of a type not specified in any other clause of this Section 13) owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within one (1) Business Day in the case of a failure pursuant to Section 4 or five (5) Business Days in the case of any other such failure;

(v)           any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which suspension has a material adverse effect;

(vi)          Buyer shall have determined that there has been a Material Adverse Change with respect to Seller or that a Material Adverse Change with respect to Seller may occur due to the pendency of a material legal action against Seller;

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(vii)         an Act of Insolvency shall have occurred with respect to Seller;

(viii)        any (A) representation or warranty made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated or (B) covenant made by Seller in Sections 11 and 12 of this Agreement shall have been breached in any material respect and, in each case such Default shall not have been cured or remedied for fifteen (15) days following the earlier of (i) receipt of notice of such Default or (ii) discovery by Seller of such Default;

(ix)          a final, non-appealable judgment by any competent court in the United States of America for the payment of money in an amount greater than $10,000,000 shall have been rendered against Seller and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed;

(x)           Seller or Buyer shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within twenty (20) days following receipt of notice of such breach or failure to perform; or

(xii)	Buyer shall have determined that there has been a Seller Event.
14.	REMEDIES

If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

(i)             At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)            If Buyer exercises or is deemed to have exercised the option referred to in Section 14(i) of this Agreement:

(A)	Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date; and
(B)

to the extent permitted by applicable law, the Pricing Rate with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be the Pricing Rate prior to the date of Seller’s default plus 100 basis points; and

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(C)	the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents than held by the Custodian relating to the Purchased Assets.

(iii)           Upon the occurrence of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale at such price or prices as Buyer may deem satisfactory, all or portion of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling the Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of the Purchased Assets effected pursuant to this Section 14(iii) shall be applied, (w) first, to the reasonable out of pocket costs and expenses, including reasonable legal expenses, incurred by Buyer in connection with Seller’s default; (x) second, to the Repurchase Price; and (y) third, to any other outstanding obligation of Seller to Buyer or its Affiliates.

(iv)          The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same single purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or any Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its reasonable commercial discretion, the time and manner of liquidating the Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate the Purchased Assets on the occurrence and during the continuance of an Event of Default or (B) constitute a waiver of any right or remedy of Buyer.

(v)           Seller shall be liable to Buyer for the amount of all reasonable out of pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, and any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.

(vi)          Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s or Seller’s Affiliates obligations to Buyer under the Transaction Documents, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

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(vii)        Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

Except as and to the extent provided in Sections 19 and 28(e) of this Agreement, Buyer may enforce the obligations of Seller under this Agreement by an action or proceeding wherein a money judgment is sought against the Seller or Buyer may bring an action for specific performance or any other appropriate action or proceeding to enable Buyer to enforce and realize upon its interest under this Agreement following an Event of Default; provided, however, that in respect of any such action or proceeding Buyer’s sole recourse shall be to the Purchased Assets and Additional Assets subject to all Transactions under this Agreement and all proceeds and income therefrom, and Buyer shall have no recourse to other assets or revenues of Seller. Further, no recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, Seller arising out of or based upon this Agreement, against any stockholder, employee, officer, director, incorporator or affiliate of Seller; provided, however, that the foregoing shall not relieve any such Person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

(viii)        Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(ix)          To the extent that applicable law imposes duties on Buyer to exercise remedies in a commercially reasonable manner, Seller acknowledges and agrees that it is not commercially unreasonable for Buyer (i) to fail to incur expenses reasonably deemed significant by Buyer to prepare the Purchased Assets for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Purchased Assets to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Purchased Assets to be collected or disposed of, (iii) to fail to exercise collection remedies against Persons obligated on the Purchased Assets or to remove liens on or any adverse claims against the Purchased Assets, (iv) to exercise collection remedies against Persons obligated on the Purchased Assets directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Purchased Assets through publications or media of general circulation, whether or not the Purchased Assets are of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Seller, for expressions of interest in acquiring all or any portion of such Purchased Assets, (vii) to hire one or more professional auctioneers to assist in the disposition of the Purchased

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Assets, whether or not the Purchased Assets are of a specialized nature, (viii) to dispose of the Purchased Assets by utilizing internet sites that provide for the auction of assets of the types included in the Purchased Assets or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase, at Buyer’s expense, insurance or credit enhancements to insure Buyer against risks of loss, collection or disposition of the Purchased Assets or to provide to Buyer a guaranteed return from the collection or disposition of the Purchased Assets, or (xii) to the extent deemed appropriate by Buyer, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Buyer in the collection or disposition of any of the Purchased Assets. Seller acknowledges that the purpose of this Section 14(ix) is to provide non-exhaustive indications of what actions or omissions by Buyer would not be commercially unreasonable in Buyer's exercise of remedies against the Purchased Assets and that other actions or omissions by Buyer shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14(ix). Without limitation upon the foregoing, nothing contained in this Section 14(ix) shall be construed to grant any rights to Seller or to impose any duties on Buyer that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14(ix).

(x)           Buyer shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Seller, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the obligations of Seller hereunder or to pursue or exhaust any of its rights or remedies with respect to any Purchased Assets therefor or any direct or indirect guarantee thereof. Buyer shall not be required to marshal the Purchased Assets or any guarantee of the obligations of Seller hereunder or to resort to the Purchased Assets or any such guarantee in any particular order, and all of its rights hereunder or under any other document or instrument executed in connection herewith shall be cumulative. To the extent it may lawfully do so, Seller absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Buyer, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Purchased Assets made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

(xi)          Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest so long as any Transaction remains outstanding.

15.	NOTICES AND OTHER COMMUNICATIONS

All notices (other than a notice rendered pursuant to Section 4(a) hereof), consents, approvals and requests required or permitted hereunder shall be given in writing and shall be

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effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified below or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 15:

if to Buyer:	BEAR, STEARNS INTERNATIONAL LIMITED

383 Madison Avenue

New York, New York 10179

Attn:	Eileen Albus
Tel.:	(212) 272-7502
Fax:	(212) 272-2053
with a copy to:	Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn:	Michael P. Peck
Tel.:	(212) 839-5576
Fax:	(212) 839-5599
if to Seller:	AMERICAN MORTGAGE ACCEPTANCE COMPANY

625 Madison Avenue

New York, New York 10022

Attn:	Rob Levy
Tel.:	(212) 317-5712
Fax:	(212) 593-5769
Email:	rlevy@chartermac.com
with a copy to:	ARCap Servicing Inc.

5221 N. O’Connor Boulevard

Suite 600

Irving, Texas 75039

Attn:	Larry Duggins
Tel.:	(972) 868-5323
Fax:	(972) 868-5491
Email:	lduggins@arcap.com

A notice (other than a notice rendered pursuant to Section 4(a) hereof) shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered on a Business Day, (c) in the case of expedited prepaid delivery upon delivery on a Business Day, (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in

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this Section 15 or (e) in the case of electronic mail, upon receipt of an electronic confirmation of proper delivery. A party receiving a notice which does not comply with the technical requirements for notice under this Section 15 may elect to waive any deficiencies and treat the notice as having been properly given.

16.	NON-ASSIGNABILITY

(a)           The rights and obligations of the parties under the Transaction Documents and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Buyer may assign its rights and obligations under the Transaction Documents or under the Transaction, without the prior written consent of Seller.

(b)           Buyer shall be entitled to issue one or more participation interests with respect to any Transaction.

(c)           Subject to the foregoing, the Transaction Documents and any Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

17.          GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)           This Agreement shall be governed by the laws of the State of New York relating to contracts made and entirely performed therein.

(b)           Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or the Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(c)           Each party hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing via certified mail, return receipt requested of copies of such process to them at their respective address specified herein. Each party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 17 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

(d)           EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING

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OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

18.	NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)           It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.

(b)           It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of the Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(c)           It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and any Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)           It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e)           It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial, accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

19.	INDEMNITY

Seller hereby agrees to indemnify Buyer, Buyer’s designee and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to the Purchased Assets or in connection with the Transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income taxes of Buyer), fees, reasonable out of pocket costs and expenses (including reasonable attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted

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against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, the Purchased Assets (including Indemnified Amounts relating (directly or indirectly) to the servicing of such Purchased Assets to the extent arising out of a breach of the Servicing Agreement) under any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the Purchased Assets (including Indemnified Amounts relating (directly or indirectly) to the servicing of such Purchased Assets to the extent arising out of a breach of the Servicing Agreement) under any Transactions hereunder; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than an Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with the Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold Buyer harmless from and against all reasonable out of pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller and the enforcement or the preservation of Buyer’s rights under this Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that the obligation of Seller under this Section 19 is a recourse obligation of Seller; provided that nothing in this Section 19 shall be construed to impose a recourse obligation on Seller for any loss or damage suffered by Seller as a result of an Event of Default to the extent such recourse is expressly limited under Section 14(vii) of this Agreement.

20.	DUE DILIGENCE

Seller acknowledges that Buyer has the right, at its own cost and expense, to perform continuing due diligence reviews with respect to the Purchased Assets and the related Underlying Assets for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Assets File, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets and Underlying Assets in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions with respect to the Purchased Asset File and the Purchased Assets and Underlying Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into the Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the

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Purchased Assets and the Underlying Assets. Buyer may underwrite the Purchased Assets and the Underlying Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to the Purchased Assets in the possession, or under the control, of Seller.

21.	SERVICING

(a)           Notwithstanding the purchase and sale of the Purchased Assets hereby, Seller shall continue to cause the Purchased Assets and/or the Underlying Assets to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Assets prior to the Repurchase Date pursuant to Section 8, Buyer’s assigns. Seller shall service or cause the Servicer to service the Purchased Assets and the Underlying Assets in accordance with Accepted Servicing Practices.

(b)           Seller agrees that Buyer is the owner of all servicing records, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets and the Underlying Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights of Seller relating to the Purchased Assets and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section 21(b) and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

(c)           Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis or (ii) terminate Seller or any sub-servicer of the Purchased Assets and the related Underlying Assets with or without cause, in each case without payment of any termination fee.

(d)           Seller shall not employ sub-servicers to service the Purchased Assets and the related Underlying Assets without the prior written approval of Buyer. If the Purchased Assets or the Underlying Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreement in the Purchased Assets and the related Underlying Assets to Buyer.

(e)           Seller shall cause any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer’s security interest and agreeing that it shall remit all Income with respect to the Purchased Assets to Buyer.

(f)            To the extent permitted under the Servicing Agreement the payment of servicing fees shall be subordinate to payment of amounts outstanding under the Transaction and this Agreement.

(g)           Neither Seller nor the Servicer may enter into any modification or extension agreement without the written consent or approval of the Buyer.

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22.	WIRE INSTRUCTIONS

(a)           Any amounts to be transferred by Buyer to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller at:

Bank: Bank of America

ABA #: 026-009-593

Acct. No.: 009421136222

Acct. Name: American Mortgage Acceptance Company

Attn: Rachael Guenther

(b)           Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

Acct.: For the A/C of Bear Stearns MBS, FNB Chicago

Acct. No.: 5801230

ABA No.: 071000013

Attn: Eileen Albus

(c)           Amounts other than the Purchase Price received after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

23.	CONFIDENTIALITY

Each of the parties acknowledges that this Agreement, the Custodial Agreement and the terms of the Transaction are confidential in nature and each such party agrees that, unless an Event of Default shall occur and be continuing, or as otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents and the disclosure of such information to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with the other parties hereto. Notwithstanding the foregoing, Buyer shall be permitted to provide a copy of this Agreement and the Custodial Agreement and shall be permitted to describe the terms of the Transaction, in connection with the re-hypothecation of the Purchased Assets. This Section 23 shall not apply to information which has entered the public domain through means other than a breach of the foregoing covenant by the party seeking to distribute such documents or which the other party has given written permission to disclose.

Seller hereby acknowledges and agrees that any and all information concerning Seller (the “Information”) that is furnished by Seller to Buyer and any of its affiliates may be used and relied upon by any other of Buyer’s Affiliates without any liability to Seller to the extent such information is obtained by Buyer or an Affiliate from another of its Affiliates without any liability to Seller, provided, however, that no Information will be used by a Buyer or an Affiliate in violation of federal or state securities laws.

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Seller further acknowledges and agrees that any confidentiality agreement that may now or hereafter exist between Seller and Buyer or an Affiliate shall not preclude the disclosure of any Information between or among Buyer and any of its Affiliates.

24.	SINGLE TRANSACTION

Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

25.	NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 4(a) hereof will not constitute a waiver of any right to do so at a later date.

26.	USE OF EMPLOYEE PLAN ASSETS

(a)           If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)           Subject to the last sentence of subsection (a) of this Section, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)           By entering into a Transaction pursuant to this Section, Seller shall be deemed to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no Material Adverse Change in Seller’s financial condition which Seller has not disclosed to Buyer which would affect, in any material respect, Seller’s ability to perform its obligations hereunder.

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27.	RESERVED.
28.	MISCELLANEOUS

(a)           Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

(b)           All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, Buyer shall have all rights and remedies of a secured party under the Uniform Commercial Code.

(c)           The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(d)           The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(e)           Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. In addition to the foregoing and notwithstanding anything to the contrary herein, Seller agrees to pay Buyer on demand (i) all reasonable out-of-pocket costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection; compromise or settlement in respect of any of the Purchased Assets and for the custody, care or preservation of the Purchased Assets (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise and (ii) all actual costs and expenses incurred in connection with legal due diligence reviews with respect to the Purchased Assets in an amount not to exceed $7,500 per Purchased Asset. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(f)            Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)           The parties acknowledge and agree that although they intend to treat each Transaction as a sale of the Purchased Assets, in the event that such sale shall be recharacterized as a secured financing, this Agreement shall also serve as a security agreement with respect to Buyer's rights in the Collateral. In order to secure and to provide for the prompt and

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unconditional repayment of the Repurchase Price and the performance of its obligations under this Agreement, Seller hereby pledges to Buyer and hereby grants to Buyer a first priority security interest in all of its rights in the Purchased Assets. Buyer may without Seller's execution, consent or approval, and Seller hereby covenants that it shall at Buyer's request duly execute any UCC financing statements as may be required by Buyer in order to perfect its security interest created hereby in such rights and obligations granted above, it being agreed that Seller shall pay any and all fees required to file such financing statements.

(h)           This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(i)             The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(j)            Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(k)           The parties recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

29.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)           in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)           in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)           in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the 2nd day of April, 2007.

BUYER:

BEAR, STEARNS INTERNATIONAL LIMITED

By:    /s/ David S. Marren

Name:   David S. Marren

Title:  Authorized Signatory

SELLER:

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:  /s/ Robert Levy

Name:  Robert Levy

Title:  Chief Financial Officer

EXHIBITS

EXHIBIT I	Form of Confirmation
EXHIBIT II	Authorized Representatives of Seller
EXHIBIT III	Form of Custodial Delivery
EXHIBIT IV	Form of Power of Attorney
EXHIBIT V	Form of Opinion of Counsel to Seller
EXHIBIT VI	Representations and Warranties Regarding each Underlying Asset Which is a Whole Loan or B Note and each Related Participation Interest
EXHIBIT VII	Representations and Warranties Regarding Each Underlying Asset Which is a Mezzanine Loan and each Related Participation Interest
EXHIBIT VIII	Underlying Loan Information
EXHIBIT IX	Transaction Procedure
EXHIBIT X	RESERVED
EXHIBIT XI	Form of Monthly Reporting Package
EXHIBIT XII	Form of Bailee Agreement
EXHIBIT XIII	Form of UCC Financing Statement

EXHIBIT I

REVERSE REPO CONFIRMATION

Purchase Date:
Pricing Rate:	one month LIBOR plus ____bps

Repurchase Date:

Seller:

Buyer’s Margin Ratio:

Quantity (par):

Current Principal Amount:

Loan Description:

Purchase Price:

Market Price:

Other Instructions:

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EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature
Robert Levy	/s/ Robert Levy

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EXHIBIT III

FORM OF CUSTODIAL DELIVERY

On this ____ of _______, 200_), American Mortgage Acceptance Company, a Massachusetts business trust (“Seller”), as Seller under that certain Master Repurchase Agreement, dated as of April 2, 2007 (as amended from time to time, the “Repurchase Agreement”) between Seller and Bear, Stearns International Limited (“Buyer”), does hereby deliver to LaSalle Bank National Association (“Custodian”), as custodian under that certain Tri-party Custodial Agreement, dated as of April 2, 2007 (as amended from time to time, the “Custodial Agreement”), among Buyer, Seller and Custodian, the Purchased Asset Files with respect to the Purchased Assets to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Assets are listed on the Purchased Asset Schedule attached hereto and which Purchased Assets shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Purchased Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Asset Files to ascertain delivery of the documents listed in Section 3(a) to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:	_____________________________________
Name:
Title:

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EXHIBIT IV

FORM OF POWER OF ATTORNEY

“Know All Men by These Presents, that AMERICAN MORTGAGE ACCEPTANCE COMPANY, a Massachusetts business trust (“Seller”), does hereby appoint Bear, Stearns International Limited (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Assignments of Mortgages, (ii) the recordation of the Assignments of Mortgages and (iii) the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase Agreement dated as of April 2, 2007 (the “Repurchase Agreement”) between Seller and Buyer and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against the Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this [ ] day of [ ], 2007.

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:  /s/ Robert Levy

Name:  Robert Levy

Title:  Chief Financial Officer

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EXHIBIT V

OPINION OF COUNSEL TO SELLER

1.             Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Custodial Agreement (together, the “Agreements”). Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its Subsidiaries, considered as a whole.

2.             Each of the Agreements has been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

3.             No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by the Agreements.

4.             The consummation of any of the transactions contemplated by the Agreements will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Seller or the terms of any indenture or other agreement or instrument known to us to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

5.             There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transactions contemplated by the Agreements which, if adversely determined, would have a material adverse effect on Buyer or render Seller unable to fulfill its obligations under the Agreements.

6.             Seller is duly registered as a finance company in each state in which the Purchased Assets were originated, to the extent such registration is required by applicable law.

7.             If the Transaction is deemed to be a loan, this Agreement is effective to create a valid security interest in favor of Buyer in the Purchased Assets and the other assets pledged thereunder (collectively, the “Collateral”). The Collateral constitutes property in which a security interest can be granted under Article 9 of the Uniform Commercial Code as in effect in the State of New York.

8.             A financing statement naming Seller as debtor and Buyer as secured party has been prepared in proper form for filing, adequately describes the Collateral and is sufficient to

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perfect Buyer’s interest in the Collateral. Buyer, as secured party, has the authority to file the financing statement under the Uniform Commercial Code as in effect in the State of New York. Such security interest will have the same priority and will be subject to the same security interests and liens as apply to the Collateral in the hands of Seller.

9.             Each Mortgage Note has been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to that Mortgage Note from Seller to Buyer. This Agreement together with (a) the delivery of such Mortgage Note to Buyer, (b) the endorsement of such Mortgage Notes to Buyer or in blank creates a valid, perfected security interest in such Mortgage Note in favor of Buyer. Such security interest will have priority over any other interests and liens applicable to such Mortgage Note.

10.          If the Transaction is deemed to be a sale and not a loan, the security interest in the Collateral shall be perfected upon attachment.

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EXHIBIT VI

REPRESENTATIONS AND WARRANTIES

REGARDING EACH UNDERLYING ASSET WHICH IS A WHOLE LOAN OR B NOTE AND EACH RELATED PARTICIPATION INTEREST

With respect to each Purchased Asset whose Underlying Asset is a Whole Loan or a B Note, Seller shall be deemed to make the following representations and warranties to Buyer pursuant to the Agreement (except to the extent that Seller has demonstrated to Buyer’s satisfaction that certain of such representations and warranties are not appropriate, and should not be demanded of the Seller, with respect to the particular facts of a given Whole Loan or B Note or the related Mortgage or Mortgaged Property).

1.             Purchased Asset Schedule and Underlying Loan Information. The information set forth in the Purchased Asset Schedule and the Underlying Loan Information is complete, true and correct in all material respects.

2.             Whole Loans; Ownership of Purchased Assets. Each Purchased Asset is a Participation Interest in a Whole Loan. Immediately prior to the transfer to Buyer of the Purchased Assets, Seller had good and indefeasible title to, and was the sole owner of, each Purchased Asset. Seller has full right, power and authority to transfer and assign each of the Purchased Assets to or at the direction of Buyer and the assignment to Buyer constitutes a legal, valid and binding assignment of each of the Purchased Assets. The Seller has validly and effectively conveyed to Buyer all legal and beneficial interest in and to the Purchased Assets free and clear of any and all pledges, liens, claims, charges, encumbrances or any ownership, participation or security interest of any nature in favor of any other person or encumbering such Purchased Assets.

3.             No Modification. In respect of each Underlying Asset (a) neither the Underlying Asset nor any Loan Document has been modified, altered, satisfied, released, canceled, subordinated, impaired, waived, altered, satisfied or rescinded in whole or in part nor has any instrument been executed that would cause or result in the foregoing, (b) the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, (c) no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release except for any partial reconveyances of portions of the real property that do not materially adversely affect the value of the Mortgaged Property and (d) no Mortgagor has been released from its obligations under the related Mortgage in whole or in material part.

4.             No Material Default. To Seller’s actual knowledge, there is no monetary default and no material non-monetary default, breach, violation or event of acceleration (and no event, which, with the passage of time or the giving of notice, or both, would constitute, nor has Seller waived, any of the foregoing) existing under the related Purchased Asset Documents. To Seller’s actual knowledge, no event has occurred, and the expiration of any grace or cure period, would constitute, nor has Seller waived, such a default, breach, violation, event of acceleration under the related Purchased Asset Documents. Neither Seller nor any servicer acting on its

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behalf has issued any notice of default, breach or violation related to the Mortgage Loan, accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

5.             Mortgage Loan Documents. The Purchased Assets File is complete in all material respects and Seller and the Mortgagor have no other material agreement with respect to the Mortgagor, the Underlying Asset or the Mortgaged Property.

6.             No Bankruptcy. Neither Seller nor, to Seller’s actual knowledge, any Mortgagor, is a debtor in any state or federal bankruptcy or insolvency proceeding.

7.             No Defenses. The Underlying Asset is not subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense that prevents enforcement of the same, and other than the rights under this Agreement, there are no existing options or agreements to purchase the Underlying Asset.

8.             Payment Record. No scheduled payment of principal and interest under any Underlying Asset was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and no Underlying Asset was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.

9.             Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Purchased Asset constitutes a valid and, subject to the exceptions set forth in paragraph 17 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clause (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage or the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Underlying Asset debt (the foregoing items (a) through (d) being herein referred to as the “Permitted Encumbrances”). The related assignment of such Mortgage executed and delivered in favor of Buyer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 17 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor’s personal property used in, and reasonably necessary to operate the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent

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that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

10.          Assignment of Leases and Rents. The assignment of leases and rents (“Assignment of Leases”) set forth in the Mortgage (or in a separate instrument) and related to and delivered in connection with each Underlying Asset establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority perfected lien and first priority perfected security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of Buyer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Assignment of Leases. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.          Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Purchased Asset, each Mortgaged Property is, to Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Purchased Asset (normal wear and tear excepted). Seller has received no notice of any pending or threatened proceeding for the condemnation of all or any material portion of any Mortgaged Property. To Seller’s knowledge, based on surveys and/or title insurance obtained in connection with the origination of the Underlying Assets as of the date of the origination of each Underlying Asset, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

12.          Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) lender’s title insurance policy (the “Title Policy”) in the original principal amount of the related Underlying Asset after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which is binding on the title insurer and which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to

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Seller’s knowledge, (i) no material claims have been made thereunder and no claims have been paid thereunder, (ii) was issued by a title insurance company qualified at origination to do business in the jurisdiction in which the Mortgaged Property is located to the extent such qualification was required in order for the Title Policy to be enforceable. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Purchased Asset to Buyer, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer.

13.          No Holdbacks. The proceeds of each Underlying Asset have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Underlying Asset, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date have been complied with, or any such funds so escrowed have not been released.

14.          Mortgage Provisions. The Mortgage Note or Mortgage for each Underlying Asset, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

15.          Buyer under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by Seller, Buyer or any transferee thereof except in connection with a trustee’s sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Underlying Asset.

16.          Environmental Conditions. An environmental site assessment (or an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination of the related Underlying Asset, a report of each such assessment (an “Environmental Report”) has been delivered to Buyer, and to Seller’s knowledge there is no material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) the related Mortgagor was required either to provide additional security and/or to obtain an operations and maintenance plan or (iii) the related Mortgagor provided evidence that applicable federal, state or local governmental authorities would not take any action, or require the taking of any action, in respect of such condition or circumstance. The related Purchased Asset Documents contain provisions pursuant to which the related borrower or a principal of such borrower has agreed to

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indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

17.          Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures an Underlying Asset and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

18.          Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) an all risk insurance policy issued by an insurer meeting the requirements of such Underlying Asset providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Underlying Asset consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Underlying Asset and the replacement cost (not allowing for any reduction in insurance proceeds as a result of depreciation) of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property (other than manufactured housing communities); (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards) and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the Mortgagee as an additional insured under liability insurance policies and as a loss payee under property insurance policies and requires at least thirty days’ (in the case of termination or cancellation other than for nonpayment of premiums) and at least ten days’ (in the case of termination or cancellation for nonpayment of premiums) prior notice to the holder of the Mortgage, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Other than as set forth in paragraph 35(h) hereof, each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction or defeasance of the principal amount of the Underlying Asset.

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19.          Taxes and Assessments. There are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

20.          LTV Ratio. The gross proceeds of each Underlying Asset to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Underlying Asset and either: (a) such Underlying Asset is secured by an interest in real property having a fair market value (i) at the date the Underlying Asset was originated at least equal to 80% of the original principal balance of the Underlying Asset or (ii) at the Purchase Date at least equal to 80% of the principal balance of the Underlying Asset on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Underlying Asset and (y) a proportionate amount of any lien that is in parity with the Underlying Asset (unless such other lien secures a Underlying Asset that is cross-collateralized with such Underlying Asset, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 20 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Underlying Assets; or (b) substantially all the proceeds of such Underlying Asset were used to acquire, improve or protect the real property which served as the only security for such Underlying Asset (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(l)(ii)).

21.          No Modification or Release. The terms of the Mortgage Note and Mortgage for each Underlying Asset have not been impaired, waived, altered or modified in any respect, except by written instrument which is specifically set forth in the related Underlying Asset File provided to Buyer and which is duly recorded to the extent required to perfect, maintain, or continue the validity and priority of the Underlying Asset Documents. No Mortgage has been satisfied, canceled, rescinded or subordinated, no portion of the related Mortgaged Property has been released, and no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

22.          Advancement of Funds by Seller. No holder of an Underlying Asset has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Underlying Asset.

23.          No Mechanics’ Liens. As of the date of the Mortgage, and to Seller’s actual knowledge as of the Purchase Date, each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.

24.          Compliance with Usury Laws. Each Underlying Asset complied with, or is exempt from, all applicable usury laws in effect at its date of origination.

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25.          Cross-collateralization; Cross-default. No Underlying Asset is cross-collateralized or cross-defaulted with any loan other than one or more other Underlying Assets.

26.          No Equity Participation or Contingent Interest. No Underlying Asset contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

27.          Inspections. Seller (or if Seller is not the originator, the originator of the Underlying Asset) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Underlying Asset.

28.          Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where each Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property complies in all material respects with applicable zoning laws and ordinances, or constitutes a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed at origination or the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan. As of the date of origination, with respect to each legal non-conforming use or structure, the originator determined based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located that if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback was established and the Mortgagor is required to cause the Mortgaged Property to become a conforming use or structure.

29.          Junior Liens. None of the Underlying Assets permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller’s knowledge, none of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage. Each Underlying Asset contains a “due on sale” clause that provides for the acceleration of the payment of the unpaid principal balance of the Underlying Asset if, without the prior written consent of the holder of the Underlying Asset, the related Mortgaged Property is transferred, pledged or sold.

30.          Actions Concerning Underlying Assets. To Seller’s knowledge, there are no actions, suits or proceedings pending or threatened before any court, administrative agency or arbitrator concerning any Underlying Asset or related Mortgagor or Mortgaged Property that might adversely affect title to the Underlying Asset or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Underlying Asset or the use for which the premises were intended.

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31.          Servicing. The servicing and collection practices used by Seller have been in all material respects legal, proper and prudent and have met customary industry standards for servicing of commercial loans similar to the Underlying Assets.

32.          Licenses and Permits. To Seller’s knowledge, as of the date of origination of each Underlying Asset, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated and, as of the Purchase Date, the Seller has no written notice that the related Mortgagor was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued. The Mortgage Loan requires the related Mortgaged Property to be in material compliance with laws and regulations applicable to the Mortgaged Property, in each case to the extent required by law.

33.          Assisted Living Facility Regulation. If any Mortgaged Property is operated as an assisted living facility, to Seller’s knowledge (a) the related Mortgagor and operator, if different, is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.

34.          Non-Recourse Exceptions. The related Purchased Asset Documents contain provisions providing for recourse against the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, for damages sustained in connection with the Mortgagor’s (i) fraud, (ii) intentional misrepresentation, (iii) misappropriation or misapplication of rents or amounts due lender, insurance proceeds or condemnation proceeds, (iv) voluntary bankruptcy and (v) willful misconduct resulting in waste of a Mortgaged Property. The related Purchased Asset Documents contain provisions pursuant to which the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

35.          Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate or, if the related Underlying Asset is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”), by the related Mortgagor’s interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the “Fee Interest”). With respect to any Underlying Asset secured by a Ground Lease but not by the related Fee Interest:

a.             Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the terms of such Ground Lease since the origination of the related Underlying Asset,

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with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

b.             The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

c.             The Mortgagor’s interest in such Ground Lease is assignable to Buyer and is further assignable by Buyer, its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Purchase Date) and, in the event that it is so assigned, is further assignable by Buyer and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor. If required by the Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of the Ground Lease;

d.             In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Mortgagor was not then in default under such Ground Lease. The Ground Lease provides that no material amendment to the Ground Lease is effective against the mortgagee under such Mortgage Loan unless the mortgagee has consented thereto. Such Ground Lease is in full force and effect, and Seller and any servicer acting on Seller’s behalf have received no notice that an event of default has occurred thereunder or that the Ground lease has terminated, and, to Seller’s knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

e.             Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, further (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;

f.              A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease by foreclosure or otherwise if possession is necessary to effect a cure) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

g.             Such Ground Lease has an original term (including any extension options set forth therein which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) which extends not less than twenty years beyond the stated maturity date of the related

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Underlying Asset and ten years beyond the amortization period for the related Underlying Asset;

h.             Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of the Underlying Asset together with any accrued interest thereon;

i.               Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located and such Ground Lease contains a covenant that the ground lessor is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason or in any manner which would materially adversely affect the security provided by the related Mortgage; and

j.              Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Underlying Asset any such action without such consent is not binding on such mortgagee, its successors and assigns, provided such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of the Ground Lease.

36.          Single Purpose Entity. In respect of certain Underlying Assets, the related Mortgagors have provided in their organizational documents, as of the origination of such Underlying Assets, that each such Mortgagor is a Single Purpose Entity. For purposes of this representation, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties securing the Underlying Assets and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from any other person, that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s length basis.

If the Purchase Price in respect of a Purchased Asset is greater than $15,000,000, any Mortgagor of such Underlying Asset is an entity which has represented in connection with the

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origination of the Underlying Asset, or whose organizational documents as of the date of origination of the Underlying Asset provide that so long as the Underlying Asset is outstanding it will have at least one independent director. There are insolvency/non-consolidation opinions with respect to the pledgor and to Seller’s knowledge, all of the assumptions made in each such opinion are true and correct.

37.          Separate Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy.

38.          Operating or Financial Statement. The related Underlying Asset Documents require the related Mortgagor to furnish to the mortgagee at least quarterly and annually an operating statement and rent roll (if there is more than one tenant) with respect to the related Mortgaged Property and at least annually financial statements of the Mortgagor.

39.          Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property, subject only to purchase money security interests, personal Mortgaged Property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law).

40.          Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the purchaser.

41.          Fee Simple or Leasehold Interests. The interest of the related borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

42.          Appraisals. An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

43.          No Capital Contributions. The mortgagee has no obligation to make any capital contributions to the related borrower under the Mortgage Loan.

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44.          Due Dates and Grace Periods. The related Mortgage or Mortgage Note provides for Monthly Payments to be made on the first day of each month (“Due Date”) and a grace period for Monthly Payments no longer than ten (10) days from the related Due Date.

45.          Terrorism Insurance. With respect to each Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and does not as of the date hereof, specifically exclude acts of terrorism from coverage. With respect to each of the Mortgage Loans, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability.

46.          Fraud. To Seller’s knowledge, no borrower is guilty of defrauding or making an intentional material misrepresentation to the Mortgage Loan Seller in connection with the origination of the Mortgage Loan.

47.          Management Agreement. If applicable, the management agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

48.          Illegal Activity. To Seller’s knowledge, no portion of any Mortgaged Property has been or will be purchased with proceeds of any illegal activity.

49.          Embargoed Person. To Seller’s knowledge, (a) none of the funds or other assets of Mortgagor, principal and any guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in borrower, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Underlying Asset made by the mortgage lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Mortgagor, principal or guarantor, as applicable, with the result that the investment in Mortgagor, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Underlying Asset is in violation of law; and (c) none of the funds of Mortgagor, principal or guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Mortgagor, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Underlying Asset is in violation of law.

50.          Franchise Agreement. If applicable, the franchise agreement and the License granted thereby are in full force and effect and to Seller’s knowledge there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. The borrower has all rights to use the license granted under the franchise agreement.

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51.          Lockbox. To the extent any Underlying Asset contains “lockbox” provisions, any agreements executed in connection with the creation of a collection account create a valid and continuing security interest (as defined in the Uniform Commercial Code in effect in the State of New York) in each of such collection accounts in favor of Buyer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from Mortgagor. Each collection account constitutes a “deposit account” within the meaning of the Uniform Commercial Code in effect in the State of New York. Seller has directed the Servicer to cause each depository to agree to comply with all written instructions originated by Buyer, without further consent by borrower, directing disposition of all sums at any time held, deposited or invested in the collection accounts, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities. The collection accounts are not in the name of any Person other than Mortgagor, as pledgor, or Lender, as pledgee. Seller has not consented to the depository complying with instructions with respect to the collection account from any Person other than Buyer.

52.          MERS Underlying Asset. With respect to each Underlying Asset that is a MERS Underlying Asset, the related Mortgagor is registered with MERS and each assignment of the MERS Underlying Asset has been registered with MERS.

53.	Participations. With respect to any Purchase Asset:

(a)           Validity of Documents. The related Participation Agreement and any other agreement in connection with the Participation Interest are genuine, and each is legal, valid and binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Seller had legal capacity to enter into the Participation Agreement and the legal capacity to execute and deliver the Participation Agreement, and the Participation Agreement has been duly and properly executed by Seller and any other signatory thereto. The Participation Agreement is in full force and effect, and, to Seller’s knowledge, the enforceability of the Participation Agreement has not been contested by any person or entity.

(b)           Original Terms Unmodified. The terms of the Participation Agreement have not been altered or modified in any material respect.

(c)           No Defenses. To Seller’s knowledge, the Participation Interest is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the Participation Agreement, or the exercise of any right thereunder, render the Participation Agreement unenforceable in whole or in part, and no such right of rescission, counterclaim or defense has been asserted with respect thereto.

(d)           No Defaults. There is no default, breach, violation or event of acceleration existing on Seller’s part under the Participation Agreement after giving effect to any applicable notice or grace period, and Seller has received no written notice of any event which, with the

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passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute any such default, breach, violation or event of acceleration thereunder.

(e)           Delivery of Participation Documents. The Participation Agreement and Participation Certificate have been delivered to the Buyer or the Custodian.

(f)            No Conflicts. The execution, delivery and performance of the Participation Agreement by the Seller do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Participation Agreement) under, any mortgage, deed of trust, agreement, partnership agreement, or other agreement or instrument to which Seller is a party or to which any statute of any jurisdiction over Seller, and any qualification of or with any governmental authority required for the execution, delivery, and performance by Seller of the Participation Agreement has been obtained and is in full force and effect.

(g)           Participation Interest Assignable. The Participation Interest is assignable to the Buyer. The Participation Agreement permits Seller to freely sell, assign, pledge, transfer or rehypothecate such Participation Interest subject to the terms of the Participation Agreement.

(h)         No Satisfaction or Prepayment of Participation Interest. The Participation Interest has not been satisfied, canceled, subordinated, released or rescinded, in whole or in part, in any material respect.

For purposes of the foregoing representations and warranties, “actual knowledge” means the actual knowledge, without independent inquiry or investigation, of any officer of the Seller.

Notwithstanding any knowledge qualifiers in any of the foregoing representations and warranties, if any representation or warranty made by Seller in this Agreement is in fact not true and accurate, then Buyer has the right to mark the related Purchased Asset to market with such frequency as deemed prudent in accordance with this Agreement.

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EXHIBIT VII

REPRESENTATIONS AND WARRANTIES

REGARDING EACH INDIVIDUAL PURCHASED

LOAN WHICH IS A MEZZANINE

LOAN  AND EACH RELATED PARTICIPATION INTEREST

With respect to each Purchased Asset whose Underlying Asset is a Mezzanine Loan, Seller shall be deemed to make the following representations and warranties to Buyer pursuant to the Agreement (except to the extent that Seller has demonstrated to Buyer’s satisfaction that certain of such representations and warranties are not appropriate, and should not be demanded of the Seller, with respect to the particular facts of a given Mezzanine Loan).

(1)           Mezzanine Loan Information. The information set forth in the Purchased Loan Schedule (with respect to Purchased Assets whose Underlying Assets are Mezzanine Loans) is complete, true and correct in all material respects.

(2)           No Default or Dispute Under Mezzanine Loan Documents. To Seller’s actual knowledge, there exists no monetary default and no material non-monetary default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan or Mezzanine Loan, in any such case to the extent the same materially and adversely affects the value of the Mezzanine Loan and the related Mortgaged Property. Neither Seller nor any servicer acting on its behalf has issued any notice of default, breach or violation related to the Mortgage Loan, accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan. Neither Seller nor any servicer acting on its behalf has issued any notice of default, breach or violation related to the Mezzanine Loan, accelerated the Mezzanine Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mezzanine Loan.

(3)           No Offsets, Defenses or Counterclaims. There is no valid right of offset or rescission, defense or counterclaim to such Mortgage Loan or Mezzanine Loan.

(4)           Equity Pledges. The pledge of ownership interests securing such Mezzanine Loan relates to all or substantially all direct or indirect equity or ownership interests in the underlying real property owner (so that, except for the equity interests pledged to Seller, there are no direct or indirect equity or ownership interests in underlying real property owner or in any constituent entity) and has been fully perfected in favor of Seller as mezzanine lender.

(5)           Depository Agreement The collection account administrator, if any, is not an Affiliate of Seller.

(6)           Enforceability. The mortgage lender and mezzanine lender can rely on opinions from mortgage borrower’s and mezzanine borrower’s counsel to the effect that the Mortgage Loan and Mezzanine Loan Documents have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the

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rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Based on the opinion of counsel to the mezzanine borrower, the Mezzanine Loan is not usurious. Seller has fully and validly perfected all security interests created or intended to be created pursuant to the Mezzanine Loan Documents. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor or pledgor in respect of a Mortgage Note, Mortgage, Mezzanine Note, pledge or any other Mortgage Loan or Mezzanine Loan Documents.

(7)           Waivers and Modifications. The terms and provisions of the related Mezzanine Loan Documents have not been impaired, waived, altered, supplemented, restated or modified in any material respect (other than by a written instrument which is included in the related Purchased Loan File). Seller has received no notice that the terms and provisions of the related Mortgage Loan documents have been impaired, waived, altered, supplemented, restated or modified in any material respect.

(8)           Valid Assignment. The assignment of Mezzanine Loan constitutes the legal, valid and binding assignment of such Mezzanine Loan from Seller to or for the benefit of Buyer. No consent or approval by any third party is required for any such assignment of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies under the assignment of Mezzanine Loan, or for Buyer’s sale or other disposition of such Mezzanine Loan if Buyer acquires title thereto, other than consents and approvals which have been obtained. No third party (including underlying real property owner and underlying real property mortgagee) holds any “right of first refusal,” “right of first negotiation,” “right of first offer,” purchase option, or other similar rights of any kind on account of the occurrence of any of the foregoing. No other impediment exists to any such transfer.

(9)           Certain Representations and Warranties. To Seller’s knowledge, after having conducted due diligence customary by Seller and other purchasers of Mezzanine Loans with respect to the Mortgage Loan, Property, Mortgage borrower, Mezzanine Loan, pledged equity, mezzanine borrower, principals and sponsors, all representations and warranties in the Mortgage Loan and Mezzanine Loan Documents are true and correct in all material respects.

(10)        Parties Authorized. To the extent required under applicable law as of the Purchase Date, each party to the Mezzanine Loan Documents was authorized to do business in the jurisdiction in which the related underlying real property is located at all times when it held the Mezzanine Loan to the extent necessary to ensure the validity and enforceability of such Mezzanine Loan.

(11)        No Advances of Funds. No party to the Mezzanine Loan Documents has advanced funds on account of any default under the Mezzanine Loan Documents.

(12)        Servicing. The servicing and collection practices used by Seller for the Mezzanine Loan have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable Mezzanine Loans.

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(13)       No Assignment. Seller has not effectuated any transfer, sale, assignment, hypothecation, or other conveyance of any of its rights and obligations under any Mezzanine Loan Document, except in connection with this Agreement.

(14)        No Bankruptcy. To Seller’s actual knowledge, none of the following parties is a debtor in any state or federal bankruptcy or insolvency proceeding: Seller; underlying real property owner; mortgage loan property owner principal/sponsor, underlying real property mortgagee, mezzanine loan borrower, or mezzanine loan principal/sponsor.

(15)        Mezzanine Loan Documents. A complete list of all material loan documents delivered by the mezzanine borrower in connection with the mezzanine loan agreement and true counterpart originals of the Mezzanine Loan Documents and to Seller’s actual knowledge true and correct copies of the Mortgage Loan documents have been delivered by Seller to Buyer.

(16)        Ownership. Seller is the sole owner of the Participation Interest in the Mezzanine Loan Documents and the related rights described above and that the Mezzanine Loan Documents and the related rights described above are not, and have not been, pledged, nor assigned, to another party and are not otherwise encumbered as of the execution and delivery of this Agreement.

(17)        Organization. Seller is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute and deliver this Agreement and that all actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Seller have been duly taken, and all such actions continue in full force and effect as of the date hereof. The execution, delivery and performance of this Agreement by Seller does not conflict with the organizational documents of Seller, or with any law, statute or regulation applicable to Seller.

(18)        Whole Loan; Ownership of Mezzanine Loans. Each Mezzanine Loan is a whole loan and not a participation interest in a whole loan. Immediately prior to the transfer to Buyer of the Participation Interest in Mezzanine Loan, Seller had good and marketable title to the Participation Interest in each Mezzanine Loan. Seller has full right, power and authority to transfer and assign the Mezzanine Loan to or at the direction of Buyer and has validly and effectively conveyed (or caused to be conveyed) to Buyer or its designee all of Seller’s legal and beneficial interest in and to the Participation Interest in the Mezzanine Loan free and clear of any and all pledges, liens, charges, security interests, participation interests, and/or other encumbrances. The sale of the Participation Interest in the Mezzanine Loan to Buyer or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

(19)        Payment Record. No scheduled payment of principal and interest under any Mezzanine Loan or to Seller’s knowledge related Mortgage Loan was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and no Mezzanine Loan or to Seller’s knowledge related Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.

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(20)       Lien. The Mortgage and pledge related to and delivered in connection with each Mortgage Loan and Mezzanine Loan constitutes (based on the Title Policy issued to the mortgage lender) a valid and enforceable first priority security interest on the related Mortgaged Property and pledged equity, prior to all other liens and encumbrances and there are no liens or encumbrances pari passu with the lien of the Mortgage and pledge, subject as to enforceability to bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such pledged equity, and such security interest is a first priority security interest. Seller, its successors and assigns is the beneficiary of an Eagle 9 policy or a title policy endorsement insuring that the UCC financing statement encumbering the mezzanine collateral has been filed properly so as perfect mezzanine lender’s security interest in the mezzanine collateral.

(21)        Mortgage and Pledge Status. In the case of each Mezzanine Loan, (a) no pledge has been satisfied, canceled, rescinded or subordinated in whole or in material part, (b) the related pledged equity has not been released from the lien of such pledge, in whole or in material part, (c) no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, and (d) no pledgor has been released from its obligations under the related pledge in whole or in material part.

(22)        Condition of Mortgaged Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan and dated not more than 12 months prior to the Purchase date, each Mortgaged Property is, to Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan (normal wear and tear excepted). Seller has received no notice, and has no knowledge, of any pending or threatened proceeding for the condemnation of all or any material portion of any Mortgaged Property.

(23)        Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof approved for use in the applicable jurisdiction) lender’s title insurance policy (the “Title Policy”) in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a preliminary title policy with escrow instructions or a marked up title insurance commitment on which the required premium has been paid exists which is binding on the title insurer and which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, insures the originator of the Mortgage Loan, its successors and assigns and, to Seller’s knowledge, (i) no material claims have been made thereunder and no claims have been paid thereunder and (ii) was issued by a title insurance company qualified at origination to do business in the jurisdiction in which the Mortgaged Property is located to the extent such qualification was required in order for the Title Policy to be enforceable..

(24)        No Holdbacks. The proceeds of each Mezzanine Loan have been fully disbursed and there is no obligation for future advances with respect thereto.

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(25)       Pledge and Mortgage Provisions. The note and pledge for each Mortgage Loan and related Mezzanine Loan, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties and equity interests similarly situated (subject to customary bankruptcy and equity exceptions) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property and pledged equity of the principal benefits of the security intended to be provided thereby.

(26)        Environmental Conditions. With respect to each Mortgaged Property (a) an environmental site assessment (or an update of a previous assessment) was performed by an independent third party environmental consultant with respect to each Mortgaged Property in connection with the origination of the related Mezzanine Loan, (b) a report of each such assessment (an “Environmental Report”) is dated no earlier than 12 months prior to the Purchase Date and has been delivered to Buyer, and (c) to Seller’s knowledge, there is no violation of applicable environmental laws and regulations with respect to, or any material and adverse environmental condition or circumstance affecting, any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such Environmental Report disclosed a violation of applicable environmental laws and regulations or the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) the related Mortgagor was required either to provide additional security and/or to obtain an operations and maintenance plan or (iii) the related Mortgagor provided evidence satisfactory to the originator of such Mortgage Loan that applicable federal, state or local governmental authorities would not take any action, or require the taking of any action, in respect of such violation, condition or circumstance. The related Mezzanine Loan Documents contain provisions pursuant to which the related Mortgagor or a principal of such Mortgagor has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

(27)        Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) an all risk insurance policy issued by an insurer meeting the requirements of such Mortgage Loan and, to the extent required as of the date of origination by the originator of such Mezzanine Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mezzanine Loan and 100% of the replacement cost (not allowing reduction in insurance proceeds for depreciation) of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy providing coverage for at least twelve months (other than for manufactured housing communities) and for eighteen months of coverage if the Mortgaged Property is a special purpose property or if the Mortgage Loan is in excess of $25 million; (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the holder of

VII - 5

the Mortgage , its successors and assigns as mortgagee as an additional insured in the case of liability insurance policies or as a loss payee in the case of property insurance policies. Such insurance policy is not terminable (nor may the amount of coverage provided thereunder be reduced) without prior written notice to the holder of the Mortgage, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to purchase and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction or defeasance of the principal amount of the Mezzanine Loan.

(28)        Taxes and Assessments. Based on the title report or other customary due diligence there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

(29)        Mortgagor Bankruptcy. To Seller's knowledge, no Mortgagor, pledgor, non-recourse carve-out guarantor or tenant physically occupying 25% or more (by square feet) of the net rentable area of a Mortgaged Property is a debtor in any state or federal bankruptcy or insolvency proceeding.

(30)        Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate or, if the related Mezzanine Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”), by the related Mortgagor’s interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the “Fee Interest”). With respect to any Mezzanine Loan secured by a pledge of the equity interest of a Mortgagor whose Mortgaged Property interest is a Ground Lease but not the related Fee Interest:

(a)           Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and based on an estoppel from the ground lessor there has been no material change in the terms of such Ground Lease since the origination of the related Mezzanine Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

(b)           The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

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(c)          The pledge and transfer to Seller of the ownership interests of the Mortgagor and any subsequent transfer of such pledge or ownership interests to Buyer is not a default under the Ground Lease. If required by the Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of the Ground Lease;

(d)           In connection with the origination of such Mezzanine Loan, the related ground lessor provided an estoppel to the originator confirming that the related Mortgagor was not then in default under such Ground Lease. The Ground Lease provides that no material amendment to the Ground Lease is effective against the mezzanine lender unless the mezzanine lender has consented thereto. Such Ground Lease is in full force and effect, and Seller and any servicer acting on Seller’s behalf have received no notice that an event of default has occurred thereunder or that the Ground lease has terminated, and, to Seller’s knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

(e)           Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mezzanine lender, provided that the mezzanine lender has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, further (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mezzanine Loan unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;

(f)            A mezzanine lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease by foreclosure or otherwise if possession is necessary to effect a cure) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

(g)           Such Ground Lease has an original term (including any extension options set forth therein which, under all circumstances, may be exercised, and will be enforceable, by the mezzanine lender if it takes possession of such leasehold interest) which extends not less than twenty years beyond the stated maturity date of the related Mezzanine Loan and ten years beyond the amortization period for the related Mezzanine Loan;

(h)           Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of the Mezzanine Loan together with any accrued interest thereon;

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(i)           Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located and such ground Lease contains a covenant that the ground lessor is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason or in any manner which would materially adversely affect the security provided by the related Mortgage; and

(j)            Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mezzanine lender without the prior written consent of the mezzanine lender under such Mezzanine Loan and any such action without such consent is not binding on such mezzanine lender, its successors and assigns, provided such mezzanine lender has provided the ground lessor with notice of its lien in accordance with the terms of the Ground Lease.

(31)       Escrow Deposits. To Seller's actual knowledge, all escrow deposits and payments (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to each Mortgage Loan and related Mezzanine Loan that are, as of the Purchase Date required to be deposited or paid to the lender under the terms of the related Mortgage Loan Documents have been so deposited or paid and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of mortgagee or its agents (which shall include the applicable servicer of the Mortgage Loan). To Seller’s knowledge, any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

(32)       No Mechanics’ Liens. As of the date of the Mortgage, and to Seller’s knowledge as of the Purchase Date, each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.

(33)       Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full or defeasance of all amounts due under the related Mezzanine Loan. The Mortgages relating to the Mezzanine Loans identified on the Mezzanine Loan Schedule require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by, Seller to be material in the underwriting of the Mezzanine Loan, either (1) the payment of a release price set forth therein and prepayment consideration in connection therewith or (2) the partial defeasance of such Mezzanine Loan.

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                 (34)       Local Law Compliance. To Seller’s knowledge, the improvements located on or forming part of each Mortgaged Property complies in all material respects with applicable zoning laws and ordinances, or constitutes a legal non-conforming use or structure or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed at origination or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan. To Seller’s knowledge, as of the date of origination of the Mezzanine Loan, with respect to each legal non-conforming use or structure, if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback was established and the Mortgagor is required to cause the Mortgaged Property to become a conforming use or structure.

(35)       Junior Liens. None of the Mortgage Loans or related Mezzanine Loans permits the related Mortgaged Property or pledged equity to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage or Pledge without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The pledged equity is not, and to Seller’s knowledge, none of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage. Each Mezzanine Loan contains a “due on sale” clause that provides for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan or Mortgage Loan if, without the prior written consent of the holder thereof, the related Mortgaged Property, or any material portion thereof, or pledged equity or a controlling interest in the direct or indirect ownership interests in the Mortgagor is directly or indirectly transferred, sold, or pledged.

(36)       Actions Concerning Mezzanine Loans. To Seller’s knowledge, there are no actions, suits, governmental investigations or proceedings pending or threatened before any court, governmental authority, administrative agency or arbitrator concerning any Mezzanine Loan or Mortgage Loan or the related pledgor or Mortgagor or pledged equity or Mortgaged Property that, if determined adversely, would adversely affect title to the Mezzanine Loan or Mortgage Loan or the validity or enforceability of the related pledge or Mortgage or that might materially and adversely affect the value of the pledged equity or Mortgaged Property, the current ability of the Mortgaged Property to generate net operating income to service the Mortgage Loan, the principal benefit of the security intended to be provided for the Mezzanine Loan or Mortgage Loan, or the current use of the Mortgaged Property.

(37)       Licenses and Permits. To Seller’s knowledge, the related Mortgagor is in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated and, as of the Purchase Date, the Seller has no written notice that the related Mortgagor was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued. The Mortgage Loan requires the related Mortgaged Property to be in material compliance with laws and regulations applicable to the Mortgaged Property, in each case to the extent required by law.

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                 (38)       Non-Recourse Exceptions. The related Mezzanine Loan documents contain provisions providing for recourse against the related Pledgor or Mortgagor, a principal of such pledgor or an entity controlled by a principal of such pledgor, or a natural person, for damages sustained in connection with the pledgor’s (i) fraud, (ii) intentional misrepresentation, (iii) misappropriation or misapplication of rents or amounts due lender, insurance proceeds or condemnation proceeds, (iv) voluntary bankruptcy, (v) failure to obtain prior consent to any encumbrance of the pledged equity under the Mezzanine Loan Documents, (vi) willful misconduct resulting in waste of a Mortgaged Property. The related Mezzanine Loan Documents contain provisions pursuant to which the related pledgor, a principal of such pledgor or an entity controlled by a principal of such pledgor, or a natural person, has agreed to indemnify the pledgee for damages resulting from violations of any applicable environmental covenants.

(39)       Single Purpose Entity. The pledgor and Mortgagor on each Mezzanine Loan and related Mortgage Loan were, as of the origination of the Mezzanine Loan, Single Purpose Entities. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning the pledged equity or the Mortgaged Properties securing the Mezzanine Loans or Mortgage Loans and prohibit it from engaging in any business unrelated to such pledged equity or Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mezzanine Loan or Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in such pledged equity or interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Pledge or Mortgage or the other related Mezzanine Loan or Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person, that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s length basis. Each Pledgor and Mortgagor of a Mezzanine Loan and Mortgage Loan is an entity which has represented in connection with the origination of the Mezzanine Loan or Mortgage Loan, or whose organizational documents as of the date of origination of the Mezzanine Loan or Mortgage Loan provide that so long as the Mezzanine Loan is outstanding it will have at least one independent director. There are Insolvency/Non-Consolidation opinions with respect to each of the Pledgor and Mortgagor and, to Seller’s knowledge, all of the assumptions made in each such opinion are true and correct.

(40)       Separate Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy.

(41)       Operating or Financial Statements. The related Mezzanine Loan Documents require the related Mortgagor to furnish to the mortgagee at least quarterly and annually an operating statement and rent roll (if there is more than one tenant) with respect to the related Mortgaged Property and at least annually financial statements of the Mortgagor.

(42)       Assignment of Collateral. There is no material collateral securing any Mezzanine Loan that has not been assigned to the Purchaser.

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                 (43)       Terrorism Insurance. With respect to each Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, does not as of the date hereof, specifically exclude acts of terrorism from coverage. With respect to each of the Mortgage Loans, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability.

(44)       Transfers and Pledges. The Mezzanine Loan Collateral consists of the pledge of all of the ownership interests of the Mortgagor. Transfer and pledge restrictions under the Mezzanine Loan Documents apply to [Name of Sponsor entity], Borrower, Principal, Mortgage Borrower, Mortgage Principal and any Affiliated Manager or any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Mortgage Borrower, Mortgage Principal, Principal, Borrower, any Guarantor, any Affiliated Manager, or any Pledgor, and Affiliated Franchisor or any non-member manager.

(45)       Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

(46)        Illegal Activity. To Seller’s knowledge, no portion of any Mortgaged Property has been or will be purchased with proceeds of any illegal activity.

(47)        Embargoed Person. To the best of Seller’s knowledge, (a) none of the funds or other assets of Mortgagor, Mezzanine Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in mezzanine borrower, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mezzanine Loan made by the lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Mortgagor, mezzanine borrower, principal or guarantor, as applicable, with the result that the investment in Mortgagor, mezzanine borrower, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Mezzanine Loan is in violation of law; and (c) none of the funds of Mortgagor, mezzanine borrower, principal or guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Mortgagor, mezzanine borrower, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Mezzanine Loan is in violation of law.

(48)       Lockbox. Any agreements executed in connection with the creation of a collection account create a valid and continuing security interest (as defined in the Uniform Commercial Code in effect in the State of New York) in each of such collection accounts in favor of Buyer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from Mortgagor. Each collection account constitutes a “deposit account” within the meaning of the Uniform Commercial Code in effect in the State of New York. Seller has directed the Servicer to cause each depository to agree to comply with all

VII - 11

written instructions originated by Buyer, without further consent by Borrower, directing disposition of all sums at any time held, deposited or invested in the collection accounts, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities. The collection accounts are not in the name of any Person other than Mortgagor, as pledgor, or Lender, as pledgee. Seller has not consented to the depository complying with instructions with respect to the collection account from any Person other than Buyer.

(49)       Compliance with Usury and Other Laws. The Mezzanine Loan, and, to Seller’s knowledge, each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Any and all other requirements of any federal, state or local laws applicable to the Mezzanine Loan have been complied with.

(50)       Authorized to do Business. To the extent required under applicable law, Seller is authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mezzanine Loan.

(51)       No Limitation on Assignability in Mezzanine Loan Documents. Except as expressly stated in the Mezzanine Loan Documents, Seller’s ability to assign, transfer and convey the Mezzanine Loan to any other person or entity is not limited or prohibited by any provision contained in the Mezzanine Loan Documents.

(52)       Collateral Secures Mezzanine Loans Only. The mezzanine collateral does not secure any mezzanine loan other than the Mezzanine Loan being transferred and assigned to the Buyer hereunder (except for Mezzanine Loans, if any, which are cross-collateralized with other Mezzanine Loans being conveyed to the Buyer or subsequent transferee hereunder and identified on the Purchased Loan Schedule).

(53)       MERS Purchased Loan. With respect to each Mezzanine Loan that is a MERS Purchased Loan, the related Mortgagor is registered with MERS and each assignment of the MERS Purchased Loan has been registered with MERS.

(54)	Participations. With respect to any Purchase Asset:

(a)           Validity of Documents. The related Participation Agreement and any other agreement in connection with the Participation Interest are genuine, and each is legal, valid and binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Seller had legal capacity to enter into the Participation Agreement and the legal capacity to execute and deliver the Participation Agreement, and the Participation Agreement has been duly and properly executed by Seller and any other signatory thereto. The Participation Agreement is in full force and effect, and, to Seller’s knowledge, the enforceability of the Participation Agreement has not been contested by any person or entity.

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(b)          Original Terms Unmodified. The terms of the Participation Agreement have not been altered or modified in any material respect.

(c)           No Defenses. To Seller’s knowledge, the Participation Interest is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the Participation Agreement, or the exercise of any right thereunder, render the Participation Agreement unenforceable in whole or in part, and no such right of rescission, counterclaim or defense has been asserted with respect thereto.

(d)           No Defaults. There is no default, breach, violation or event of acceleration existing on Seller’s part under the Participation Agreement after giving effect to any applicable notice or grace period, and Seller has received no written notice of any event which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute any such default, breach, violation or event of acceleration thereunder.

(e)           Delivery of Participation Documents. The Participation Agreement and Participation Certificate have been delivered to the Buyer or the Custodian.

(f)            No Conflicts. The execution, delivery and performance of the Participation Agreement by the Seller do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Participation Agreement) under, any mortgage, deed of trust, agreement, partnership agreement, or other agreement or instrument to which Seller is a party or to which any statute of any jurisdiction over Seller, and any qualification of or with any governmental authority required for the execution, delivery, and performance by Seller of the Participation Agreement has been obtained and is in full force and effect.

(g)           Participation Interest Assignable. The Participation Interest is assignable to the Buyer. The Participation Agreement permits Seller to freely sell, assign, pledge, transfer or rehypothecate such Participation Interest subject to the terms of the Participation Agreement.

(h)           No Satisfaction or Prepayment of Participation Interest. The Participation Interest has not been satisfied, canceled, subordinated, released or rescinded, in whole or in part, in any material respect.

For purposes of the foregoing representations and warranties, “actual knowledge” means the actual knowledge, without independent inquiry or investigation, of any officer of the Seller.

Notwithstanding any knowledge qualifiers in any of the foregoing representations and warranties, if any representation or warranty made by Seller in this Agreement is in fact not true and accurate, then Buyer has the right to mark the related Purchased Asset to market with such frequency as deemed prudent in accordance with this Agreement.

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EXHIBIT VIII

UNDERLYING LOAN INFORMATION
Loan ID #:
Borrower Name:
Borrower Address:
Borrower City:
Borrower State:
Borrower Zip Code:
Recourse?
Guaranteed?
Related Borrower Name(s):
Original Principal Balance:
Note Date:
Loan Date:
Loan Type (e.g., fixed/arm):
Current Principal Balance:
Current Interest Rate (per annum):
Paid to date:
Annual P&I:
Next Payment due date:
Index (complete whether fixed or arm):
Gross Spread/Margin (complete whether fixed or arm):
Life Cap:
Life Floor:
Periodic Cap:
Periodic Floor:
Rounding Factor:
Lookback (in days):
Interest Calculation Method (e.g., Actual/360):
Interest rate adjustment frequency:
P&I payment frequency:
First P&I payment due:
First interest rate adjustment date:
First payment adjustment date:
Next interest rate adjustment date:
Next payment adjustment date:
Conversion Date:
Converted Interest Rate Index:
Converted Interest Rate Spread:
Maturity date:
Loan term:
Amortization term:
Hyper-Amortization Flag:
Hyper-Amortization Term:
Hyper-Amortization Rate Increase:

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UNDERLYING LOAN INFORMATION
Balloon Amount:
Balloon LTV:
Prepayment Penalty Flag:
Prepayment Penalty Text:
Lockout Period:
Lien Position:
Fee/Leasehold:
Ground Lease Expiration Date:
CTL (Yes/No):
CTL Rating (Moody’s):
CTL Rating (Standard & Poor’s):
CTL Rating (Fitch Ratings):
Lease Guarantor:
CTL Lease Type (NNN, NN, Bondable):
Property Name:
Property Address:
Property City:
Property Zip Code:
Property Type (General):
Properly Type (Specific):
Cross-collateralized (Yes/No)[1].:
Property Size:
Year built:
Year renovated:
Actual Average Occupancy:
Occupancy Rent Roll Date:
Underwritten Average Occupancy:
Largest Tenant:
Largest Tenant SF:
Largest Tenant Lease Expiration:
2nd Largest Tenant:
2nd Largest Tenant SF:
2nd Largest Tenant Lease Expiration:
3rd Largest Tenant:
3rd Largest Tenant SF:
3rd Largest Tenant Lease Expiration:
Underwritten Average Rental Rate/ADR:
Underwritten Vacancy:
Underwritten Other Income:
Underwritten Total Revenues:
Underwritten Replacement Reserves:

_________________________

1      If yes, give property information on each property covered and in aggregate as appropriate. Loan ID’s should be denoted with a suffix letter to signify loans/collateral.

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UNDERLYING LOAN INFORMATION
Underwritten Management Fees:
Underwritten Franchise Fees:
Underwritten Total Expenses:
Underwritten Leasing Commissions:
Underwritten Tenant Improvement Costs:
Underwritten NOI:
Underwritten NCF:
Underwritten Debt Service Constant:
Underwritten DSCR at NOI:
Underwritten DSCR at NCF:
Underwritten NOI Period End Date:
Hotel Franchise:
Hotel Franchise Expiration Date:
Appraiser Name:
Appraised Value:
Appraisal Date:
Appraisal Cap Rate:
Appraisal Discount Rate:
Underwritten LTV:
Environmental Report Preparer:
Environmental Report Date:
Environmental Report Issues:
Architectural and Engineering Report Preparer:
Architectural and Engineering Report Date:
Deferred Maintenance Amount:
Ongoing Replacement Reserve Requirement per A&E Report:
Immediate Repairs Escrow % (e.g., 125%):
Replacement Reserve Annual Deposit:
Replacement Reserve Balance:
Tenant Improvement/Leasing Commission Annual Deposits:
Tenant Improvement/Leasing Commission Balance:
Taxes paid through date:
Monthly Tax Escrow:
Tax Escrow Balance:
Insurance paid through date:
Monthly Insurance Escrow:
Insurance Escrow Balance:
Reserve/Escrow Balance as of Date:
Probable Maximum Loss %:
Covered by Earthquake Insurance (Yes/No):
Number of times 30 days late in last 12 months:
Number of times 60 days late in last 12 months:
Number of times 90 days late in last 12 months:
Servicing Fee:

VIII - 3

UNDERLYING LOAN INFORMATION

Notes:
First Mortgage Loan:
Senior Mezzanine Loan:
Junior Mezzanine Loan:

Summary of Participation Rights:
Hedging Information

Senior Loan Interest Rate Cap:
Date of Agreement:
Notional Amount:
Strike Prices:
Cost:
Beneficiary:
Counterparty:
Placement Agent:

Senior Mezzanine Loan Interest Rate Cap:
Date of Agreement:
Notional Amount:
Strike Prices:
Cost:
Beneficiary:
Counterparty:
Placement Agent:

Junior Mezzanine Loan Interest Rate Cap:
Date of Agreement:
Notional Amount:
Strike Prices:
Cost:
Beneficiary:
Counterparty:
Placement Agent:

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EXHIBIT IX

TRANSACTION PROCEDURE

Preliminary Approval of New Asset Which is an Eligible Asset.

(a)           Seller may, from time to time, submit to Buyer a Preliminary Due Diligence Package for Buyer’s review and approval in order to enter into a Transaction with respect to any New Asset that Seller proposes to be included as an Eligible Asset under this Agreement.

(b)           Seller shall, with respect to each Eligible Asset, provide Buyer with such additional information and materials as are in the possession of, or reasonably accessible by, Seller as will enable Buyer to satisfy itself, in its sole discretion, that the statements set forth in Exhibit VI and/or Exhibit VII, as applicable, are correct.

(c)           Buyer shall have the right to request additional diligence materials and deliveries that Buyer shall specify on a Supplemental Due Diligence List. Upon Buyer’s receipt of all of the Diligence Materials or Buyer’s waiver thereof, Buyer shall, following receipt of internal credit approval, either (i) notify Seller of the Purchase Price and the Market Value for the New Asset, subject to documentation satisfactory to Buyer or (ii) deny, in Buyer’s sole and absolute discretion, Seller’s request for a Transaction.

Final Approval of New Asset which is an Eligible Asset. Upon Buyer’s notification to Seller of the Purchase Price and the Market Value for any New Asset which is an Eligible Asset, Seller shall, if Seller desires to enter into a Transaction with respect to such New Asset, satisfy the conditions set forth below (in addition to satisfying the conditions precedent to obtaining each advance, as set forth in Section 3(b) of this Agreement) as a condition precedent to Buyer’s approval of such New Asset as an Eligible Asset, all in a manner reasonably satisfactory to Buyer and subject to documentation satisfactory to Buyer:

(a)           Delivery of Purchased Asset Documents. Seller shall deliver to Buyer: (i) with respect to a New Asset that is a Pre-Existing Asset, each of the Purchased Asset Documents, except Purchased Asset Documents that Seller expressly and specifically disclosed in Seller’s Preliminary Due Diligence Package were not in Seller’s possession; and (ii) with respect to a New Asset that is an Originated Loan, each of the Purchased Asset Documents.

(b)           Environmental and Engineering. Buyer shall have received a satisfactory “Phase 1” (and, if necessary, a satisfactory “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.

(c)           Appraisal. Buyer shall have received either an appraisal approved by Buyer (or a Draft Appraisal, if Buyer approves such Draft Appraisal in lieu of a final appraisal), each by an MAI appraiser. If Buyer receives only a Draft Appraisal prior to entering into a Transaction, Seller shall deliver an appraisal approved by Buyer by an MAI appraiser on or before thirty (30) days after the Purchase Date.

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(d)          Insurance. Buyer shall have received certificates or other evidence of insurance demonstrating insurance coverage in respect of the Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents. Such certificates or other evidence shall indicate that Seller will be named as an additional insured under liability policies as its interest may appear and shall contain a loss payee endorsement under casualty policies in favor of Seller with respect to the policies required to be maintained under the Purchased Asset Documents.

(e)           Survey. Buyer shall have received all Surveys that are in Seller’s possession.

(f)            Lien Search Reports. Buyer or Buyer’s counsel shall have received, as reasonably requested by Buyer, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to Buyer with respect to the Eligible Asset, Mortgaged Property, Seller and Mortgagor, such searches to be conducted in each location Buyer shall designate.

(g)           Opinions of Counsel. Buyer shall have received copies of all legal opinions in Seller’s possession with respect to the Eligible Asset which shall be in form and substance satisfactory to Buyer.

(h)           Additional Real Estate Matters. Seller shall have delivered to Buyer to the extent in Seller’s possession such other real estate related certificates and documentation as may have been requested by Buyer, such as: (i) certificates of occupancy issued by the appropriate Governmental Authority and either letters certifying that the Mortgaged Property is in compliance with all applicable zoning laws issued by the appropriate Governmental Authority or evidence that the related Title Policy includes a zoning endorsement and (ii) copies of all leases in effect at the Mortgaged Property and estoppel certificates that were required in the origination of the applicable loan, in form and substance acceptable to Buyer, from any ground lessor and from any tenants.

(i)             Other Documents. Buyer shall have received such other documents as Buyer or its counsel shall reasonably deem necessary.

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EXHIBIT X

RESERVED

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EXHIBIT XI

FORM OF MONTHLY REPORTING PACKAGE

Name:

Loan Number:

Borrower Name:

Property Address:

Property City:

Property State:

Property County:

Property Zip:

Lien Position:

Adjustment Type:

Property Type:

Occupancy:

Loan Purpose:

Original Coupon:

Current Coupon:

Original Balance:

Current Balance:

Outstanding Senior Debt:

Original Accrued P&I:

Current Accrued Interest:

Origination Date:

First Payment Date:

Maturity Date:

Date Next Due:

Original Term:

Original Amortization Term:

Product Type:

Balloon Flag:

Original LTV:

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Combined Current LTV:

Original Appraisal:

Original Spread:

Payment Frequency:

Servicing Fee:

Prepayment Penalty Period:

Prepayment Penalty Description:

Index Type:

Rounding Factor:

Convertible:

New Amortization Flag:

Negative Amortization Cap:

Periodic Payment Cap:

Margin:

Maximum Life Rate:

Minimum Life Rate:

Initial Periodic Rate Cap:

Subsequent Periodic Rate Cap:

First Rate Adjustment Date:

First Payment Adjustment Date:

Next Rate Adjustment Date:

Next Payment Adjustment Date:

Rate Adjustment Period:

Payment Adjustment Period:

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EXHIBIT XII

FORM OF BAILEE AGREEMENT

AMERICAN MORTGAGE ACCEPTANCE COMPANY

625 Madison Avenue

New York, New York 10022

________________ __, 20_

[Name]

Re:

Bailee Agreement (the “Bailee Agreement”) in connection with the sale under a Master Repurchase Agreement by American Mortgage Acceptance Company (the “Seller”) to Bear, Stearns International Limited (the “Buyer”)

Ladies and Gentlemen:

In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Buyer and [•] (the “Bailee”) hereby agree as follows:

1.             The Seller shall deliver to the Bailee in connection with any Purchased Assets delivered to the Bailee hereunder an Identification Certificate in the form of Attachment 1 attached hereto to which shall be attached a Purchased Asset Schedule identifying which Purchased Assets are being delivered to the Bailee hereunder. Such Purchased Asset Schedule shall contain the following fields of information with respect to the Underlying Assets: (a) the loan identifying number; (b) the Mortgagor’s name; (c) the street address, city, state and zip code for the applicable real property; (d) the original balance; and (e) the current principal balance if different from the original balance and such other information as the Seller and Buyer shall require.

2.            On or prior to the date indicated on the Custodial Delivery delivered by the Seller (the “Purchase Date”), the Seller shall have delivered to the Bailee, as bailee for hire, the original documents set forth on Schedule A attached hereto (collectively, the “Purchased Asset File”) for each of the Purchased Assets (each a “Purchased Asset” and collectively, the “Purchased Assets”) listed in Exhibit A to Attachment 1 attached hereto (the “Purchased Asset Schedule”).

3.            The Bailee shall issue and deliver to the Buyer and the Custodian on or prior to the Purchase Date by facsimile (a) in the name of the Buyer, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the “Trust Receipt”) which Trust Receipt shall state that the Bailee has received the documents comprising the Purchased Asset File as set forth in the Custodial Delivery (as defined in that certain Custodial Agreement dated

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as of April 2, 2007, among Seller, Buyer and Custodian (as defined in Section 5 below), in addition to such other documents required to be delivered to Buyer and/or Custodian pursuant to the Master Repurchase Agreement dated as of April 2, 2007, among Seller and Buyer (the “Master Repurchase Agreement”).

4.            On the applicable Purchase Date, in the event that the Buyer fails to purchase any New Asset from the Seller that is identified in the related Custodial Delivery certificate, the Buyer shall deliver by facsimile to the Bailee at ☐ to the attention of ☐, an authorization (the “Facsimile Authorization”) to release the Purchased Asset Files with respect to the Purchased Assets identified therein to the Seller. Upon receipt of such Facsimile Authorization, the Bailee shall release the Purchased Asset Files to the Seller in accordance with the Seller’s instructions.

5.            Following the Purchase Date, the Bailee shall forward the Purchased Asset Files to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1640, Chicago, Illinois 60603 Attention: Paula J. Wirth (the “Custodian”) by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third Business Day following the applicable Purchase Date (the “Delivery Date”).

6.            From and after the applicable Purchase Date until the time of receipt of the Facsimile Authorization or the applicable Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody and control of the related Purchased Asset Files as bailee for the Buyer and (b) shall hold the related Purchased Assets as sole and exclusive bailee for the Buyer unless and until otherwise instructed in writing by the Buyer.

7.            The Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Agreement.

8.             (a)          In the event that the Bailee fails to produce a certificate representing a Participation Interest or a Mortgage Note, Mezzanine Note, assignment of a Purchased Asset or any other document related to a Purchased Asset that was in its possession within ten (10) business days after required or requested by the Seller or Buyer (a “Delivery Failure”), the Bailee shall indemnify the Seller or Buyer in accordance with the succeeding paragraph of this Section 8.

(b)          The Bailee agrees to indemnify and hold the Buyer and Seller, and their respective affiliates and designees harmless against any and all liabilities, obligations, losses,

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damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Delivery Failure or the Bailee’s gross negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

9.            The Seller hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by the Seller. Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as counsel to the Seller in connection with a proposed loan.

10.         In connection with a pledge of the Purchased Assets as collateral for an obligation of the Buyer, the Buyer may pledge its interest in the corresponding Purchased Asset Files held by the Bailee for the benefit of the Buyer from time to time by delivering written notice to the Bailee that the Buyer has pledged its interest in the identified Purchased Assets and Purchased Asset Files, together with the identity of the party to whom the Purchased Assets have been pledged (such party, the “Pledgee”). Upon receipt of such notice from the Buyer, the Bailee shall mark its records to reflect the pledge of the Purchased Assets by the Buyer to the Pledgee. The Bailee’s records shall reflect the pledge of the Purchased Assets by the Buyer to the Pledgee until such time as the Bailee receives written instructions from the Buyer that the Purchased Assets are no longer pledged by the Buyer to the Pledgee, at which time the Bailee shall change its records to reflect the release of the pledge of the Purchased Assets and that the Bailee is holding the Purchased Assets as custodian for, and for the benefit of, the Buyer.

11.         From time to time, subject to the acceptance and approval of Buyer, Seller may request, pursuant to a request substantially in the form of Exhibit [•], to the Custodial Agreement, the delivery by the Custodian to the Bailee of some or all of the Purchased Asset File for the purposes set forth in such request. Upon receipt of the Purchased Asset File or such portions thereof, Bailee shall hold the same as sole and exclusive bailee for the Buyer until such time as the Purchased Asset File, or such portions thereof, are redelivered to the Custodian or to such other Persons, as otherwise directed by Buyer, subject in either case to the provisions set forth herein governing standards of care and indemnification and except as otherwise provided by any document specifically amending, supplementing or modifying the terms hereof which is executed and delivered by all parties hereto in connection with such delivery of the Purchased Asset File, or such portions thereof, to Bailee. Notwithstanding anything to the contrary contained in this Section 11, Bailee shall have the right to deliver such Purchased Asset File, or portions thereof, to Buyer upon five (5) days’ written notice to Buyer.

12.         The agreement set forth in this Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

13.         This Bailee Agreement may not be assigned by the Seller or the Bailee without the prior written consent of the Buyer.

14.         For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any

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number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

15.         This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

16.         Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Master Repurchase Agreement.

[signatures begin on next page]

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Very truly yours,

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By: Name: Title:

ACCEPTED AND AGREED:

[•],

Bailee

By:

Name:

ACCEPTED AND AGREED:

BEAR, STEARNS INTERNATIONAL LIMITED

By:

Name:

Title:

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Schedule A

[List of Documents in the Purchased Asset File]

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Attachment 1

IDENTIFICATION CERTIFICATE

On this _____ day of ____________, 2007, American Mortgage Acceptance Company (the “Seller”), under that certain Bailee Agreement of even date herewith (the “Bailee Agreement”), among the Seller, [•] (the “Bailee”), and Bear, Stearns International Limited, as Buyer, does hereby instruct the Bailee to hold, in its capacity as Bailee, the Purchased Asset Files with respect to the Purchased Assets listed on Exhibit A hereto, which Purchased Assets shall be subject to the terms of the Bailee Agreement as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Bailee Agreement.

IN WITNESS WHEREOF, the Seller has caused this Identification Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

By: Name: Title:

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Exhibit A to Attachment 1

PURCHASED ASSET SCHEDULE

Loan name;

Structure of Transaction: Senior Tranche, Juniors and Mezz, if any;

Type of eligible asset (participation/b note/mezz loan);

Borrowers name and address;

Principal/sponsor’s name and address;

Whether such mortgage loan has a guarantor;

Guarantor’s name and address;

Property type of each mortgaged property;

Address of each mortgaged property;

Original balance;

Current principal balance;

Origination date of loan:

(a) original term to stated maturity or anticipated repayment date,

(b) remaining term to stated maturity or anticipated repayment date, and

(c) maturity or anticipated repayment date;

Current Interest Rate;

Interest calculation method (e.g. 30/360, actual/360);

Due date for monthly payments;

Debt service coverage ratio at origination, if available, and at the cut-off date;

Property appraised value at origination and at the cut-off date;

LTV of the Purchased Asset at origination and at any later date for which an appraised value was determined;

Any loans cross-defaulted or cross-collateralized with a mortgage loan;

Originator of such mortgage loan

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Attachment 2

FORM OF TRUST RECEIPT

________________ __, 200_

Bear, Stearns International Limited

383 Madison Avenue

New York, New York 10179

Re:

Bailee Agreement, dated as of ___________ __, 2007 (the “Bailee Agreement”) among American Mortgage Acceptance Company (the “Seller”), Bear, Stearns International Limited (the “Buyer”) and [•] (the “Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Paragraph 3 of the above-referenced Bailee Agreement, the undersigned, as the Bailee, hereby certifies that as to each Purchased Asset described in the Purchased Asset Schedule (Exhibit A to Attachment 1), a copy of which is attached hereto, it has reviewed the Purchased Asset File and has determined that (1) all documents listed in Schedule A attached to the Bailee Agreement are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Purchased Asset, and (iii) based on its examination, the foregoing documents on their face satisfy the requirements set forth in Paragraph 2 of the Bailee Agreement.

The Bailee hereby confirms that it is holding each such Purchased Asset File as agent and bailee for the exclusive use and benefit of the Buyer pursuant to the terms of the Bailee Agreement.

All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.

[•],

BAILEE

By:

Name:

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EXHIBIT XIII

SCHEDULE A

Form of UCC Financing Statement

Debtor:	Secured Party:
AMERICAN MORTGAGE ACCEPTANCE COMPANY	Bear, Stearns International Limited
625 Madison Avenue	383 Madison Avenue
New York, New York 10022	New York, New York 10179

ATTACHMENT A TO UCC FINANCING STATEMENT

This filing is for protective purposes only with respect to the Purchased Assets in case the sale of any Purchased Asset under the Repurchase Agreement is re-characterized as a grant of a security interest in any such Purchased Asset. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Repurchase Agreement (defined below).

The collateral covered by this financing statement is all of the Debtor's right, title and interest in, to and under all of the Purchased Assets including those identified in Schedule I hereto, all Income from such Purchased Assets and all proceeds of all of the foregoing, whether now owned or existing, hereafter acquired or arising, or in which the Debtor now or hereafter has any rights, and wheresoever located (the "Collateral"):

The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Buyer” means Secured Party.

“Custodian” means LaSalle Bank National Association or any successor Custodian appointed by Buyer.

“Eligible Assets” means any of the following types of loans listed below:

(i)             Participation Interests in Whole Loans, B Notes or Mezzanine Loans that are performing (i.e., current and not in monetary or material non-monetary default such that remedies can be exercised by any Person) commercial mortgage or mezzanine loans originated or acquired by Seller and secured by first liens on multifamily and commercial real property and whose LTV does not exceed the percentage stated in the Confirmation and for which Buyer is a permitted transferee of each Purchased Asset and Underlying Asset pursuant to the terms of the related Participation Agreement or other document creating such Eligible Asset.

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(ii)          any other investment presented to and approved by Buyer in its sole discretion which does not conform to the criteria set forth in clause (i) above and which Buyer elects in its sole discretion to purchase.

“Income” means, with respect to any Purchased Asset at any time, any principal (including any principal prepayments) thereof and all interest, dividends or other distributions thereon or proceeds thereof.

“Person” means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in Section 7(b) of the Repurchase Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to the Repurchase Agreement.

“Purchased Assets” means (i) with respect to any Transaction, the Eligible Assets sold by Seller to Buyer in such Transaction until such Eligible Assets are repurchased by Seller pursuant to the Repurchase Agreement and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer and any Additional Assets delivered by Seller to Buyer pursuant to Section 4(a) of the Repurchase Agreement until (x) such Eligible Assets are repurchased by Seller pursuant to the Repurchase Agreement or (y) such Additional Assets are re-delivered to Seller by Buyer pursuant to Section 4 of the Repurchase Agreement. For the avoidance of doubt, prior to the delivery of a related Trust Receipt by the Custodian to Buyer, each Purchased Asset shall be a Table Funded Asset.

“Repurchase Agreement” means that certain Master Repurchase Agreement dated as of April 2, 2007, between Bear, Stearns International Limited and American Mortgage Acceptance Company (together with the exhibits and schedules attached thereto) as the same may be amended, restated or otherwise modified from time to time.

“Seller” means Debtor.

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SCHEDULE 1

Participation Interest, dated _____ issued to __________ in the amount of $__________, in that certain Mezzanine Loan [(in the original principal amount of $__________)], dated as of _______, made by ___________ to _________ under and pursuant to that certain Loan Agreement dated as of ________ between _________ and _________ and secured by that certain property located in _________, [as such Participation Interest was assigned by _________ to American Mortgage Acceptance Company pursuant to that certain Assignment and Assumption Agreement dated as of _________].

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